AGREEMENT OF LEASE

Between

SUTMAN PRINCETON ASSOCIATES, L.P.
As Landlord

And

ADGERO BIOPHARMACEUTICAL HOLDINGS, INC.
As Tenant

TABLE OF CONTENTS

AGREEMENT OF LEASE

AGREEMENT OF LEASE made this 8th day of ~~October~~ November, 2016 between Sutman Princeton Associates, a Limited Partnership, having a principal place of business at c/o Mandelbaum & Mandelbaum, 80 Main Street, Suite 510, West Orange, NJ 07052 hereinafter referred to as "Landlord"; and Adgero Biopharmaceutical Holdings, Inc. currently having an office and principal place of business at 3 Davenport Drive, Princeton Junction, New Jersey 08550, hereinafter referred to as "Tenant".

WITNESSETH:

For and in consideration of the covenants herein contained, and upon the terms and conditions herein set forth, Landlord and Tenant agree as follows:

DEFINITIONS

For all purposes of this Lease and all agreements supplemental thereto or modifying this Lease, the following terms shall have the meaning specified:

"ADDITIONAL RENT"

ADDITIONAL RENT shall mean all sums payable by Tenant to Landlord pursuant to the various Articles herein in which said term is used.

"BASIC RENT"

BASIC RENT shall mean the Basic Rent set forth in **Exhibit B**.

"BROKER"

BROKER shall mean: "Colliers International"

"BUILDING"

BUILDING shall mean the building known as Sutman Princeton, and located at 4365 Route 1 South, South Brunswick, New Jersey.

"BUILDING HOLIDAY"

BUILDING HOLIDAY shall mean President's Day, Memorial Day, Independence Day, Labor Day, Columbus Day, Veteran's Day, Thanksgiving Day and the day after, Christmas Day, and New Year's Day as each of said holidays are celebrated in the state in which the Real Property is located.

"COMMENCEMENT DATE"

COMMENCEMENT DATE shall mean the earlier of:

(1) the date Landlord specifies to Tenant that the Premises are substantially completed in accordance with the provisions of the Workletter as set forth in **Exhibit C** or;

(2) the date on which Tenant shall take possession and occupy the Premises.

As used herein, "substantially completed" shall mean that the Premises are fully completed as to Landlord's building standard items of materials, work, and installations, except for minor items, the incompletion of which will not unreasonably interfere with Tenant's normal business operations.

Notwithstanding the foregoing, as of the date hereof, the COMMENCEMENT DATE shall be November 21, 2016 unless the parties agree to an earlier date. The Landlord shall be permitted to perform work after this date so long as the work does not interfere with Tenant's use of the Premises.

In the event the COMMENCEMENT DATE shall fall on a day other than the first day of a month, then, in such event, the BASIC RENT and ADDITIONAL RENT payable hereunder shall be apportioned for the number of days remaining in that month until the last day thereof.

Tenant shall be allowed to inspect the Premises and deliver to Landlord a "punch list" of all work not reasonably satisfactory to Tenant and Landlord shall repair such items within 30 days of the date of Tenant's first rent payment.

"EXCUSABLE DELAY"

EXCUSABLE DELAY shall mean a delay caused by strike, lock-out or other labor troubles, act of God, inability to obtain labor or materials, governmental restrictions, enemy action, civil commotion, fire, unavoidable casualty, or any other cause similar or dissimilar, beyond the reasonable control of either Landlord or Tenant, or due to the passing of time while waiting for an adjustment of insurance proceeds.

"GOVERNMENTAL AUTHORITY"

GOVERNMENTAL AUTHORITY shall mean the town, village, city, county, state, or federal government, or any agency or quasi-governmental agency, or any fire insurance rating organization having jurisdiction over the Real Property.

"LEASE YEAR"

LEASE YEAR shall mean a period of twelve (12) consecutive calendar months during the Term. If the Commencement Date does not fall on the first day of the month, then the first Lease Year shall end on the last day of the calendar month in which the Commencement Date occurs, plus the next twelve (12) consecutive months.

"PARKING SPACES"

PARKING SPACES shall mean the parking spaces located on the Real Property.

"PREMISES"

PREMISES shall mean the area cross hatched on the floor plan of the Building annexed hereto as **Exhibit A** and made a part hereof.

"REAL PROPERTY"

REAL PROPERTY shall mean the land upon which the Building is located and the Building collectively.

"RENTABLE AREA OF THE BUILDING"

RENTABLE AREA OF THE BUILDING shall mean **63,014** square feet.

"RENTABLE AREA OF THE PREMISES"

RENTABLE AREA OF THE PREMISES shall mean the sum of (1) the total number of square feet contained in the area shown on **Exhibit A** computed by measuring from the outside finish of the exterior of the Building wall(s) to the corridor side of the corridor walls or permanent partitions in the Premises, and to the center of partitions that separate the Premises from adjoining areas in the Building plus (2) an appropriate adjustment of fifteen (15%) percent loss factor for the Premises' allocable share of the Building that is used for public corridors, public toilets, air-conditioning rooms, fan rooms, janitor's closets, electrical closets, telephone closets, elevator shafts, flues, stacks, pipe shafts and vertical ducts with their enclosing walls. In computing Rentable Area of the Premises and Rentable Area of the Building, no deduction shall be made for columns and projections necessary for the structural integrity of the Building, and the measurements provided to Landlord by Landlord's architect shall be conclusive and binding upon the parties hereto. The Rentable area of the Premises is **2,067** square feet.

"SECURITY DEPOSIT"

SECURITY DEPOSIT shall mean Eleven Thousand Four Hundred Fifty Six and 50/100 **($11,885.25)** Dollars deposited by Tenant with Landlord simultaneously herewith.

"STRUCTURAL REPAIRS"

STRUCTURAL REPAIRS shall mean repairs to the roof, foundation, and permanent exterior walls and support columns of the Building.

"TENANT'S PROPORTIONATE SHARE"

TENANT'S PROPORTIONATE SHARE is **3.3 (%)** percent.

"TERM"

TERM shall mean a period of Thirty-Six (36) months commencing on the Commencement Date and terminating on the Termination Date.

"TERMINATION DATE"

TERMINATION DATE shall mean the date which is Thirty-Six (36) months from the Commencement Date.

ARTICLE I

1.1 RENT

1.1 Landlord hereby leases to Tenant and Tenant hereby hires from Landlord the Premises for the Term.

1.2 Tenant hereby covenants and agrees to pay, when due, the Basic Rent and all Additional Rent as herein provided. Basic Rent shall be payable in equal monthly installments as set forth in **Exhibit B** on the first day of each month during the Term in advance, without set-off, demand or deduction, at the office of Landlord, or such other place as Landlord may designate. Notwithstanding any provision hereof, Basic Rent for the first complete calendar month of the Term shall be paid upon execution hereof and Landlord hereby acknowledges receipt thereof.

1.3 Any installment or installments of Basic Rent or Additional Rent accruing hereunder, and all other sums payable by Tenant hereunder which are not paid when due (without regard to any otherwise applicable cure period), shall bear interest until paid at the rate of two (2%) percent per month (unless such rate shall be unlawful, in which case the highest permitted legal rate shall apply). In addition, if Tenant is delinquent more than ten (10) days in the payment of any Basic Rent or Additional Rent it shall pay to the Landlord a late charge equal to five (5) cents for each dollar of Base Rent or Additional Rent which is delinquent.

1.4 In the event any check paid by Tenant for the payment of any installment or installments of Basic Rent or Additional Rent or for any other sums payable by Tenant hereunder is returned by Landlord's bank for insufficient or unavailable funds, Tenant shall pay to Landlord a Fifty ($50.00) Dollar handling and administration fee upon notice and demand by Landlord.

ARTICLE II

2.1 USE

2.1 The Premises are to be used only for executive, general, and administrative offices and for no other purpose. Neither Tenant nor any of Tenant's servants, agents, employees, invitees or licensees shall damage, disfigure or injure the Premises or any portion thereof or the Real Property; nor shall Tenant allow the emission of any offensive odors or noise from the Premises. Any office equipment or machines used by Tenant within the Premises which may unreasonably interfere with the use or enjoyment of any other tenant or occupant of the Building or which may be heard from any public area in or about the Building shall be placed and maintained by Tenant, at Tenant's sole expense, in a sound proof setting such as cork, rubber or vibration eliminators to eliminate any such noise or vibration. Smoking shall not be permitted anywhere in the Premises.

2.2 If any governmental license or permits, other than a certificate of occupancy, shall be required for the proper and lawful conduct of Tenant's business in the Premises, or any part thereof, and if failure to secure such license or permit would in any way affect Landlord, Tenant, at its expense shall duly procure and thereafter maintain such license or permit and submit the same to inspection by Landlord. Tenant shall, at all times, comply with the terms and conditions of each such license or permit.

2.3 Tenant shall not store, place or allow the storing or placement of any materials, debris or other obstructions of any nature in any hallway, lobby or other public areas of the interior of the Real Property or on the sidewalk, parking area or other area or areas abutting or adjacent to the Real Property.

2.4 Tenant shall not place anything on any floor of the Premises which will create a load in excess of the load per square foot which such floor was designed to carry.

2.5 Tenant shall not move any heavy equipment or bulky matter, including, but not limited to safes or large office equipment or furniture, into or out of the Building without first obtaining Landlord's

consent. If the movement of such items requires any special handling, all such work shall be done in full compliance with applicable laws, ordinances, codes, rules and regulations and any other applicable governmental requirements. All such movements shall be made during hours designated by Landlord which will least interfere with the normal operation of the Building, and all damage directly or indirectly caused by such movement shall be promptly repaired by Tenant at Tenant's expense.

2.6 Notwithstanding the foregoing, the Tenant shall be permitted to place fireproof cabinets in the Premises for document storage.

ARTICLE III

3.1 CHANGE OF COMMENCEMENT DATE

3.1 If, for any reason, the Premises are not, or will not be, ready for occupancy on the Estimated Commencement Date, this Lease shall nevertheless continue in full force and effect and Tenant shall have no right to rescind, cancel, or terminate same, nor shall Landlord be liable for damages, if any, sustained by Tenant by reason of inability to obtain possession thereof on such date. In such event, Landlord will give Tenant notice, oral or otherwise, at least three (3) days in advance of the date when Landlord expects the Premises to be ready for occupancy by Tenant, which date shall be the then Estimated Commencement Date.

3.2 If Tenant shall use or occupy all or any part of the Premises for the purpose of setting up or preparing to conduct business prior to the Commencement Date, such use or occupancy shall be deemed to be under all of the terms, covenants and conditions of this Lease, including the covenant to pay Basic Rent and Additional Rent for the period from the commencement of said use or occupancy to and including the date immediately preceding the Commencement Date, without, however, affecting the Term or the Termination Date. The provisions of the foregoing sentence shall not be deemed to give to Tenant any right or ability to use or occupy the Premises prior to the Commencement Date without the written consent of Landlord.

ARTICLE IV

4.1 ACCEPTANCE

4.1 When Tenant takes possession of the Premises, Tenant shall be deemed to have accepted the Premises as being satisfactory and in good condition as of the date of such possession, subject to latent defects of which Tenant gives notice to Landlord within thirty (30) days thereafter.

ARTICLE V

5.1 COMPLIANCE WITH LAWS AND INSURANCE REQUIREMENTS

5.1 Tenant shall not do, or permit anything to be done in or to the Premises, or bring or keep anything therein which will, in any way, increase the cost of fire and extended coverage or public liability insurance on the Real Property, or invalidate or conflict with the fire and extended coverage insurance or public liability insurance policies covering the Real Property, any Building fixtures, or any personal property kept therein, or obstruct or interfere with the rights of Landlord or of other tenants, or in any other way injure or annoy Landlord or other tenants, or subject Landlord to any liability for injury to persons or damage to property, or interfere with the good order of the Building, or conflict with the present or future laws, rules, or regulations of any Governmental Authority. Tenant hereby indemnifies and will hold Landlord harmless of and from all liability for injury to persons or damage occurring on the Premises, in the Building, or on the Real Property whether occasioned by any act or omission of Tenant, or Tenant's agents, servants, employees, invitees, or licensees. Tenant agrees that any increase in insurance premiums on the Building or contents caused by the occupancy of Tenant and any expense or cost incurred in consequence of negligence, carelessness, or willful action of Tenant, Tenant's agents, servants, employees, invitees or licensees, shall be reimbursed to Landlord within ten (10) days of demand therefore. Any amounts payable by Tenant hereunder shall be deemed Additional Rent.

ARTICLE VI

6.1 PERSONAL PROPERTY TAXES

6.1 Tenant agrees to pay all taxes imposed on the personal property of Tenant, the conduct of its business, and its use and occupancy of the Premises.

ARTICLE VII

7.1 ADDITIONAL RENT

7.1 Tenant hereby covenants and agrees to pay as Additional Rent the amounts as set forth below.

7.2 REAL ESTATE TAXES

7.2.1 For each year or part of a year occurring within the Term, Tenant shall pay to Landlord, within thirty (30) days after Landlord's presentation of Landlord's Statement (as hereinafter defined), to Tenant therefor, as Additional Rent, Tenant's Proportionate Share of the amount by which the Real Estate Taxes attributable to such period exceed the Real Estate Taxes attributable to the Base Tax Year (or corresponding portion thereof). For the purposes hereof "Base Tax Year" shall mean the calendar year 2016.

7.2.2 As used herein, the term "Real Estate Taxes" shall mean those real estate taxes, assessments, sewer rents, rates and charges which shall be levied, imposed or assessed upon the Real Property, including, but not limited to assessments for any special improvement district in which the Real Property may be located, provided that, if because of any change in the method of taxation of real estate any other tax or assessment is imposed upon Landlord or the owner of the Real Property or upon or with respect to the Real Property or the rents or income therefrom in substitution for or in lieu of those taxes attributable to the Real Property, such other tax or assessment shall be deemed Real Estate Taxes for the purpose herein; provided, however, that Real Estate Taxes shall not include any gift, inheritance, estate, franchise, income, profits, capital or similar tax imposed, unless and to the extent any such tax shall be imposed or levied in lieu of Real Estate Taxes.

7.2.3 Landlord may take the benefit of the provisions of any statute or ordinance permitting any Real Estate Taxes to be paid over a period of time.

7.2.4 Tenant's Proportionate Share of the amount by which the Real Estate Taxes exceed the Real Estate Taxes for the Base Tax Year shall be determined from the amount finally determined to be legally due for the Base Tax Year as a result of legal proceedings or otherwise. In the event the Real Estate Taxes for the Base Tax Year have not been finally determined by legal proceedings or otherwise at the time of payment of Real Estate Taxes for any subsequent year, the actual amount of Real Estate Taxes paid by Landlord for the Base Tax Year shall be used to calculate any excess thereof. Upon a final determination of the Real Estate Taxes for the Base Tax Year by legal proceedings or otherwise, Landlord shall deliver to Tenant a statement setting forth the amount of Real Estate Taxes for the Base Tax Year as finally determined and showing the computation of any adjustment due to Landlord or to Tenant by reason thereof. Any payment due to Landlord or any credit due to Tenant by reason of such adjustment shall be made as provided herein.

7.2.5 If Landlord shall receive any refund of Real Estate Taxes in respect of any tax year following the Base Tax Year, Landlord shall deduct from such refund any actual expenses incurred in obtaining such refund, and out of the remaining balance of such refund, Landlord shall credit to Tenant Tenant's Proportionate Share of such refund provided however, that in no event shall any such refund reduce Tenant's Proportionate Share of Real Estate Taxes beyond that which was originally charged to Tenant as Additional Rent. Any expenses incurred by Landlord in contesting the validity of the amount of the assessed valuation of the Real Property or of any Real Estate Taxes for any year after the Base Tax Year, to the extent not offset by a tax refund, shall be included as an item of Real Estate Taxes for the tax year in which such contest shall be finally determined for the purpose of computing the Additional Rent due Landlord or any credit due to Tenant hereunder.

7.2.6 If Landlord shall receive any refund of Real Estate Taxes in respect of the Base Tax Year, Tenant's Additional Rent shall be adjusted to reflect said adjustment to the Real Estate Taxes attributable to the Base Tax Year and Tenant shall pay to Landlord, within thirty (30) days after

Landlord's presentation of Landlord's Statement to Tenant therefor, as Additional Rent, Tenant's Proportionate Share of the amount, if any, by which the Tenant had or has been undercharged for Real Estate Taxes by reason of the amount of Real Estate Taxes upon which the Base Tax Year had been calculated prior to any such refund being taken into account.

7.2.7 If the tax year for Real Estate Taxes shall be changed, then appropriate adjustment shall be made in the computation of the Additional Rent due to Landlord or any credit due to Tenant, in accordance with sound accounting principles to effectuate the changeover to any new tax year adopted by any taxing authority.

7.2.8 If the last year of the Term ends on any day other than the last day of a tax year, any payment due to Landlord or credit due to Tenant by reason of any increase or decrease, as the case may be, in Real Estate Taxes shall be prorated and Tenant covenants to pay any amount due to Landlord within thirty (30) days after being billed therefor and Landlord covenants to credit any amount due to Tenant as the case may be. These covenants shall survive the expiration or termination of this Lease.

7.2.9 The Landlord represents that to the best of Landlord's knowledge, information and belief, that there are no assessments from any Governmental Authority or condominium association assessments ("assessments") associated with the Building or the Premises.

7.3 LANDLORD'S OPERATING EXPENSES

7.3.1 For each year or part of a year occurring within the Term, Tenant shall pay to Landlord within thirty (30) days after Landlord's presentation of Landlord's Statement (as hereinafter defined) to Tenant therefor, as Additional Rent, Tenant's Proportionate Share of the amount by which Landlord's Operating Expenses attributable to such period exceed Landlord's Operating Expenses attributable to the Base Operating Year (or corresponding portion thereof). Excluded from the Landlord's Operating Expenses attributable to the Base Operating Year shall be those extraordinary and nonrecurring expense items that may be incurred during the Base Operating Year. For the purposes hereof "Base Operating Year" shall mean the calendar year 2016.

7.3.2 As used herein, the term "Landlord's Operating Expenses" shall mean all costs or expenses paid or incurred by Landlord for operating, maintaining, and repairing (inclusive of Structural Repairs) the Building, any of its systems, or the Real Property, including, not by way of limitation, the cost of electricity, gas, water, fuel, window cleaning, janitorial service, insurance of all kinds carried in good faith by Landlord and applicable to the Building or the Real Property, snow removal, maintenance and cleaning of the parking lot, landscape maintenance (including replanting and replacing flowers and other plantings), painting or repainting or redecorating of the public areas, maintenance equipment and replacement of worn out mechanical or damaged equipment, uniforms, management fees, typical and customary office expenses, building supplies, leased equipment expenses, sundries, sales or use tax on supplies or services, wages, salaries and other compensation, including applicable payroll taxes and benefits, of all persons engaged by Landlord for the operation, maintenance and repair of the Building and the Real Property including, without limitation, independent contractors' fees, replacement cost of tools and equipment, legal and accounting expenses, and any other expenses or costs, which in accordance with generally accepted accounting principles and the standard management practices for office buildings comparable to the Building would be considered as an expense of operating, maintaining, or repairing the Building and the Real Property. Excluded from Landlord's Operating Expenses are capital improvement costs (unless any such cost or costs are incurred as a cost savings measure that will, at least in part, be of benefit to Tenant), costs reimbursed by insurance or otherwise, the cost of work performed specifically for a tenant in the Building for which such tenant reimburses Landlord, costs in connection with preparing space for a new tenant and real estate broker's commissions. Notwithstanding anything herein to the contrary, Tenant shall be responsible for its pro rata share of capital improvement costs as long as said costs are amortized over their useful life according to GAAP accounting standards.

7.4 LANDLORD'S STATEMENTS

7.4.1 On or about May first of each year of the Term, or within a reasonable period of time thereafter not to exceed sixty (60) days from May 1st, Landlord shall submit to Tenant a statement ("Landlord's Statement") showing in reasonable detail Landlord's Operating Expenses and Real Estate Taxes during the preceding calendar year. Within thirty (30) days next following the submission of a Landlord's Statement which shows that Landlord's Operating Expenses and/or the Real Estate Taxes for the calendar year exceeded Landlord's Operating Expenses for the Base Operating Year and/or Landlord's Real Estate Taxes for the Base Tax Year, respectively, Tenant

shall pay to Landlord Tenant's Proportionate Share of the amount by which Landlord's Operating Expenses for the Base Operating Year and/or Landlord's Real Estate Taxes for the Base Tax Year, respectively, were exceeded. Provided Tenant pays its Proportionate Share of said amount in accordance with the terms herein, Tenant or its representative shall have the right to examine Landlord's books and records with respect to the items in the foregoing Landlord's Statement during normal business hours at any time within twenty (20) days following the delivery by Landlord to Tenant of such Landlord's Statement. Tenant's failure to inspect during said time period shall be deemed a waiver of Tenant's right to so inspect and Tenant waives its right to request any such inspection after said twenty (20) day period. Unless Tenant shall take written exception to any item contained therein within thirty (30) days after the delivery of same, such Landlord's Statement shall be considered as final and accepted by Tenant and Tenant waives its right to take exception after said thirty (30) day period. In the event Tenant takes timely written exception to any item contained in Landlord's books and records with respect to the items in the foregoing Landlord's Statement, any payment made in accordance with this Paragraph 7.4.1 shall be deemed made in protest to the extent of such exception.

7.4.2 On the first day of each month following the submission of any Landlord's Statement which shows that Tenant is obligated to pay Additional Rent pursuant to this ARTICLE, Tenant shall pay to Landlord, on account of its potential obligation to pay such Additional Rent for the calendar year following the calendar year for which such Landlord's Statement shall have been rendered, a sum equal to one-twelfth (1/12) of the amount which the Tenant shall have paid as such Additional Rent for such prior calendar year. Such sum shall be due with each monthly installment of Basic Rent until submission of the next succeeding Landlord's Statement and shall be collectible by Landlord as Additional Rent. However, the Landlord may, at its discretion from time to time determine the new monthly account payments based on the Landlord's operating budget for the year to which the monthly account payments apply (Budget Billing). Such account payments may begin on January 1 of the subject year or thereafter whenever the account payments are determined with an appropriate retroactive adjustment to January 1 of that year.

7.4.3 In each Landlord's Statement there shall be a reconciliation as follows: Tenant shall be charged with any Additional Rent shown on such Landlord's Statement, which charge shall be reduced by the aggregate amount, if any, paid by Tenant on account thereof. Tenant shall pay any net balance due to Landlord within thirty (30) days as set forth above; any overpayment shall be applied by Landlord against the next accruing monthly installment of Additional Rent, or shall be paid over to Tenant upon termination of this Lease, subject to Landlord's rights and remedies hereunder.

7.4.4 Any increase or decrease in Additional Rent under this ARTICLE shall be prorated for the final calendar year of the Term if such year covers a period of less than twelve (12) months. In no event shall any adjustment in Tenant's obligation to pay Additional Rent under this ARTICLE result in a decrease in the Basic Rent payable hereunder. Tenant's obligation to pay Additional Rent and Landlord's obligation to credit to Tenant any amount referred to in this ARTICLE for the final year of the Term shall survive the expiration or termination of this Lease.

ARTICLE VIII

8.1 RULES AND REGULATIONS

8.1 Tenant, on behalf of itself and its employees, agents, servants, invitees, and licensees, agrees to comply with the Rules and Regulations with respect to the Real Property which are set forth at the end of this Lease and which are expressly made a part hereof. Landlord shall have the right to make reasonable amendments thereto from time to time for the safety, care, and cleanliness of the Real Property, the preservation of good order therein, and the general convenience of all the tenants and Tenant agrees to comply with such amended Rules and Regulations, after twenty (20) days written notice thereof from Landlord. All such amendments shall apply to all tenants in the Building, and will not materially interfere with the use and enjoyment of the Premises or the parking lot by Tenant.

ARTICLE IX

9.1 LANDLORD'S RIGHT OF ENTRY

9.1 Landlord and Landlord's agents and representatives shall have the right to enter into or upon the Premises, or any part thereof, at all reasonable hours for the following purposes: (1) examining the Premises; (2) making such repairs or alterations therein as may be necessary in Landlord's sole judgment for the safety and preservation thereof; (3) erecting, maintaining, repairing, or replacing wires, cables, conduits, vents or plumbing equipment running in, to, or through the Premises; (4) showing the Premises to prospective purchasers or lessees of the Building or to prospective mortgagees or to prospective assignees of any such mortgagees or others; or (5) showing the Premises to prospective new tenants of the Premises during the last year of the Term. However, Landlord shall give Tenant prior written notice at least forty-eight (48) hours before commencing any non-emergency repair or alteration. For all entries of Landlord contemplated in this paragraph, Landlord agrees to use best efforts not to interrupt the normal business operations of Tenant.

9.2 Landlord may enter upon the Premises at any time in case of emergency without prior notice to Tenant.

9.3 Landlord, in exercising any of its rights under this ARTICLE IX, shall not be deemed guilty of an eviction, or disturbance of Tenant's use or possession of the Premises and shall not be liable to Tenant for same. The Basic Rent and Additional Rent as defined in this Lease shall in no way abate while said repairs or alterations are being made.

9.4 All work performed by or on behalf of Landlord in or on the Premises pursuant to this ARTICLE IX shall be performed with as little inconvenience to Tenant's business as possible, and in such manner as not unreasonably to interfere therewith.

ARTICLE X

10.1 MAINTENANCE BY TENANT

10.1 Tenant shall take good care of the Premises throughout the Term and shall preserve same in the condition delivered to Tenant on the Commencement Date, normal wear and tear excepted. . Tenant agrees not to injure, overload, deface, or commit waste of the Premises, the Building or the Real Property. Tenant shall be responsible for all injury or damage of any kind or character to the Real Property, including the windows, floors, walls, ceilings, lights, electrical equipment, and HVAC equipment, caused by Tenant or by anyone using or occupying the Premises by, through, or under the Tenant. Landlord shall repair the same and Tenant shall pay the costs incurred therefore to Landlord immediately upon demand. Landlord shall be responsible for the maintenance, repair and replacement of any HVAC equipment, plumbing and electrical systems in the Premises, but not for any HVAC equipment that Tenant installs for its sole use (such as a supplemental cooling for a server room). If the Premises become infested with vermin, Tenant shall, at Tenant's expense, cause the same to be exterminated from time to time to the satisfaction of Landlord and shall employ such extermination as shall be approved by Landlord. The Landlord represents that the plumbing, electrical and HVAC equipment servicing the Premises are in good working order and the Landlord is unaware of any facts which would impact the operation of the plumbing, electric and HVAC equipment in good working order.

10.2 MAINTENANCE BY LANDLORD

10.2.1 Landlord shall be responsible for making all Structural Repairs and shall maintain, repair and replace all plumbing, heating, air conditioning, electrical, and mechanical fixtures (exclusive of (a) starters, ballasts, fluorescent lamps, and (b) electrical and mechanical fixtures or plumbing installed by or on behalf of Tenant) which shall be standard for the Building, when required, and maintain and make repairs to the parking area and the exterior of the Building, except those repairs or replacements arising from the negligence of Tenant, its agents, servants, employees, licensees, or invitees, which shall be the sole responsibility of Tenant. This paragraph shall not be construed to prohibit Landlord from including the costs paid or incurred hereunder as "Landlord Operating Expenses" when appropriate under the provisions of ARTICLE VII.

ARTICLE XI

11.1 ALTERATIONS OR IMPROVEMENTS BY TENANT

11.1 Tenant shall make no changes in or to the Premises of any nature without Landlord's prior written consent. Subject to the aforementioned consent of Landlord, Tenant at Tenant's sole expense, may hire contractors approved by Landlord, or Landlord may elect, on Tenant's behalf, to make such alterations, installations, additions, or improvements in or to the Premises (collectively "Tenant Alterations") which are non-structural and which do not affect utility services, plumbing, electrical lines, sprinkler systems, HVAC systems or any other mechanical systems, in or to the Premises or Building or which involve any drywall construction. All such Tenant Alterations shall, upon installation, become the property of Landlord and shall remain upon and be surrendered with the Premises, unless otherwise required by Landlord to be removed by Tenant upon the expiration or termination of this Lease, or unless Tenant, by notice to Landlord no later than thirty (30) days prior to the Termination Date, requests Landlord's consent to remove same. If Landlord so consents the same shall be removed from the Premises by Tenant prior to the Termination Date at Tenant's sole expense. Nothing in this ARTICLE shall be construed to give Landlord title to or to prevent Tenant's removal of trade fixtures, movable office furniture and equipment, but upon removal of any such from the Premises or upon removal of any other installation as may be permitted or required by Landlord, Tenant shall immediately and at its expense, repair and restore the Premises to the condition existing prior to such Tenant Alteration. Tenant shall take care during such removal, and Tenant shall repair any damage to the Premises or to the Real Property incurred during such removal. All property permitted or required to be removed by Tenant at the end of the Term which remains on the Premises after the Termination Date shall be deemed abandoned and may, at the election of Landlord, either be retained as Landlord's property or may be removed from the Premises by Landlord at Tenant's expense.

11.2 Prior to the commencement of any Alteration, Tenant shall at its sole expense, obtain all required permits, approvals, and certificates required by all Governmental Authorities and upon completion of the alteration, certificates of final approval thereof. Tenant shall deliver to Landlord promptly upon its receipt duplicates of same. Tenant shall carry and will cause Tenant's contractors and subcontractors to carry such workman's compensation, general liability, personal and property damage insurance as required by law and in amounts no less than the amounts set forth in ARTICLE XXXI below.

11.3 Upon completion of any Tenant alterations as defined herein, Tenant shall immediately deliver to Landlord (i) an unconditional, final Certificate of Occupancy, (ii) "as-built" final plans and drawings identical to those upon which Landlord granted its approval, and (iii) Tenant's architect's certification that the alterations as completed conform with all applicable local, county state and/or federal statutes, ordinances, rules, regulations and codes including, but not limited to the orders, rates and regulations of the National and local Boards of Fire Underwriters and any other body or bodies hereinafter exercising similar functions.

ARTICLE XII

12.1 ASSIGNMENT AND SUBLETTING

12.1 Tenant for itself, its heirs, distributes, successors, and assigns, expressly covenants that it shall not directly or indirectly by operation of law, merger, consolidation, reorganization, dissolution, change of majority ownership of Tenant, or otherwise, assign (which for purposes of this Lease, shall include any such merger, consolidation, reorganization, dissolution or change of ownership of Tenant), mortgage, or encumber this Lease, or any part thereof, or permit the Premises to be used by others without the prior written consent of Landlord in each instance. Any attempt to do so by the Tenant shall be void. The consent by Landlord to any assignment, mortgage, encumbrance, subletting, or use of the Premises by others shall not constitute a waiver of Landlord's right to withhold its consent to any other assignment, mortgage, encumbrance, subletting or use of the Premises by others. Without the prior written consent of Landlord, this Lease and the interest of Tenant therein or any assignee of Tenant therein, shall not pass by operation of law, and shall not be subject to garnishment or sale under execution in any suit or proceeding which may be brought against or by Tenant or any assignee of Tenant.

12.2 Landlord covenants and agrees that it will not unreasonably withhold its consent to Tenant's assigning or subletting all or a part of the Premises, provided, however, (1) that Tenant shall not be in default under any of the terms, covenants, conditions, provisions, and agreements of this Lease at the time of any notice or request for consent under the terms of this ARTICLE or at the effective

date of such subletting or assigning; and (2) that such subletting or assigning shall not be made with a Tenant who shall be or who shall seek to use any portion of the Premises for a use incompatible with that customarily found in first-class office buildings; notwithstanding the foregoing, the Premises may not be sublet or assigned to any employment agency, governmental department, labor union office, doctor's or dentist's office, dance or music studio, school or beauty salon and (3) that the proposed subtenant or assignee is not then an occupant of any part of the Building or a party who dealt with Landlord or Landlord's agent (directly or through a broker) with respect to space in the Building during the 12 months immediately preceding Tenant's request for Landlord's consent; and (4) that Tenant shall have granted to the Landlord or Landlord's agent the exclusive right to sublet the Premises or such portion thereof as Tenant proposes to sublet or to assign this Lease as the case may be.

12.3 If Tenant requests Landlord's consent to an assignment of this Lease or a subletting of all or any part of the Premises, Tenant shall submit to Landlord: (1) the name and address of the proposed assignee or subtenant; (2) the terms of the proposed assignment or subletting; (3) the nature of the proposed assignee's or subtenant's business; and (4) such information as to the proposed assignee's or subtenant's financial responsibility and general reputation as Landlord may reasonably require.

12.4 Upon the receipt of such request and information from Tenant, Landlord shall have the option to be exercised in writing within thirty (30) days after such receipt, to either (1) cancel and terminate this Lease, if the request is to assign this Lease or to sublet all of the Premises, or if the request is to sublet a portion of the Premises only, to cancel and terminate this Lease with respect to such portion, in each case as of the date set forth in Landlord's notice of exercise of such option; or (2) to grant said request; or, (3) to deny such request.

12.5 In the event Landlord shall cancel this Lease, Tenant shall surrender possession of the Premises, or the portion of the Premises which is the subject of the request, as the case may be, on the date set forth in such notice in accordance with the provisions of this Lease relating to surrender of the Premises. If the Lease shall be canceled as to a portion of the Premises only, the Basic Rent and Additional Rent payable by Tenant hereunder shall be reduced proportionately according to the ratio that the number of square feet in the portion of space surrendered bears to the square feet in the Rentable Area of the Premises.

12.6 In the event that Landlord shall consent to a sublease or assignment pursuant to the request from Tenant, Tenant shall cause to be executed by its assignee or subtenant an agreement to perform faithfully and to assume and be bound by all of the terms, covenants, conditions, provisions, and agreements of this Lease for the period covered by the assignment or sublease and to the extent of the space sublet or assigned. An executed copy of each sublease or assignment and assumption of performance by the sub lessee or assignee, on a form acceptable to Landlord, shall be delivered to Landlord within thirty (30) days prior to the commencement of occupancy set forth in such assignment or sublease. No such assignment or sublease shall be binding on Landlord until Landlord has received such copies as required herein.

12.7 In no event shall any assignment or subletting (whether or not Landlord may have consented), release or relieve Tenant from its obligations to fully perform all of the terms, covenants, and conditions of this Lease on its part to be performed.

12.8 Without otherwise restricting the grounds upon which Landlord may otherwise withhold its consent, Landlord shall not be deemed to have unreasonably withheld its consent to such an assignment or subletting if "Landlord Consent Requirements" are not satisfied. Furthermore, Landlord may withhold its consent if, in its judgment, it determines that:

12.8.1 The proposed new use of the Premises is not, in Landlord's sole opinion, appropriate for the Building or in keeping with the character of the existing tenancies or is expressly prohibited under the terms of this Lease.

12.8.2 The proposed assignee's use or occupancy will make unreasonable or excessive demands on the Building's services, maintenance or facilities or will cause excessive traffic or unacceptable increase in density of traffic of the building.

12.8.3 Less than fifty (50%) percent of the Rentable Area Of The Building is then rented.

12.9 As used herein, "Landlord's Consent Requirements" shall mean the following minimum requirements which must be met by Tenant before Landlord shall consent to an assignment or subletting of all or part of the Premises:

12.9.1 The assignment or subletting shall be at any one time to no more than one (1) subtenant or assignee.

12.9.2 The assignment or subletting shall be for not less than the entire rentable square feet.

12.9.3 The assignment or subletting shall be for a term of not less than the unexpired portion of such Term of this Lease.

12.10 If the Landlord shall consent to any subletting or assignment, in accordance with the terms of this Article, fifty (50%) percent of any rents or other consideration received by the Tenant in excess of the rents or other sums required to be paid by Tenant to Landlord, shall be paid by Tenant to Landlord.

12.11 Tenant shall reimburse Landlord for Landlord's costs and expenses (including without limitation the charges of any outside architectural, engineering, accounting or legal professionals retained by Landlord to review the proposed assignment or sublease, if any) incurred by Landlord in connection with any proposed subletting or assignment by Tenant. The amount of such costs and expenses shall be deemed to be Additional Rent under the terms of this Lease and shall be payable by Tenant upon demand, regardless of whether Landlord consents to or denies such assignment or sublease or elects to cancel this Lease as provided in paragraph 12.4 above.

12.12 Neither the Tenant nor any other person having an interest in the possession, use, occupancy or utilization of the Premises or any other portion of the Real Property shall enter into any lease, sublease, license, concession or other agreement for the use, occupancy or utilization of space in the Premises or any other portion of the Real Property which provides for any rental or other payment for such use, occupancy or utilization based in whole or in part upon the net income or profits derived from any person from the space in the Premises or any other portion of the Real Property so leased, used, occupied or utilized, other than an amount based upon a fixed percentage or percentages of gross receipts or gross sales.

ARTICLE XIII

13.1 SURRENDER

13.1 Upon the termination of the Term or prior expiration of this Lease, Tenant shall peaceably and quietly quit and surrender to Landlord the Premises, broom clean, in as good condition as on the Commencement Date, normal wear and tear, repairs and replacements by Landlord, alterations, additions, and improvements permitted hereunder, excepted, free and clear of all occupancies. Tenant's obligations to observe or perform this covenant shall survive the Termination Date or prior expiration of the Term. If the Termination Date falls on a Sunday or a legal holiday, this Lease shall expire at 12 noon on the business day first preceding said date.

ARTICLE XIV

14.1 HOLDING OVER

14.1 If Tenant holds possession of the Premises beyond the Termination Date or prior expiration of the Term, Tenant shall become a tenant from month-to-month at double (200%) the Basic Rent and Additional Rent payable hereunder and upon all other terms and conditions of this Lease, and shall continue to be such month-to-month tenant until such tenancy shall be terminated by Landlord and such possession shall cease. Nothing contained in this Lease shall be construed as a consent by Landlord to the occupancy or possession by Tenant of the Premises beyond the Termination Date or prior expiration of the Term, and Landlord, upon said Termination Date or prior expiration of the Term shall be entitled to the benefit of all legal remedies that now may be in force or may be hereafter enacted relating to the speedy repossession of the Premises. In addition, Tenant shall indemnify and hold Landlord harmless from and against any loss, cost, liability or expense, including, but not limited to, attorney's fees resulting from such failure to vacate and also including any claims made by any succeeding tenant founded on such failure to vacate.

ARTICLE XV

15.1 LANDLORD'S SERVICES

15.1.1 Landlord shall furnish to Tenant the services set forth in this Lease, the Rules and Regulations and the Building Maintenance Specifications annexed hereto as services which are covered by the Basic Rent and Additional Rent.

15.1.2 Air heating and air cooling shall be furnished only between the hours of 8:00 a.m. and 6:00 p.m. Mondays through Fridays, Saturdays 8:00 a.m. until 1:00 p.m., Sundays and Building Holidays excluded. Air cooling shall be provided only from April 1st through October 15th, and then only when weather conditions require.

15.1.3 If Tenant shall request the use of air heating or cooling at any times other than the hours provided herein for such service, Landlord shall furnish such to Tenant provided that: (1) Tenant pays to Landlord as Additional Rent in advance, the special overtime charge of Seventy-Five ($75.00) Dollars per hour therefore, subject to prorated increase in the charge and surcharge for electric energy by the public utility supplying same to the Building; and (2) Tenant's written request shall be received by Landlord by 1:00 p.m. of the day before such service is required.

15.1.4 Tenant shall reimburse Landlord for Landlord's cost of removal from the Premises, the Building or the Real Property, of any excess refuse and rubbish of Tenant and Tenant shall pay all bills therefore within ten (10) days after same are rendered. In addition, tenant shall reimburse Landlord for the cost to Landlord of replacement of light and fluorescent light bulbs.

15.1.4 The Landlord shall be responsible for janitorial services within the Premises.

15.2 ELECTRICITY

15.2.1 Throughout the Term, Landlord agrees to redistribute electrical energy to the Premises (not exceeding the present electrical capacity at the Premises), upon the following terms and conditions: (1) Tenant shall pay for such electrical energy as provided by this paragraph 15.2.1; (2) Landlord shall not be liable in any way to Tenant, Tenant's agents, servants, employees, invitees or licensees, for any loss, damage, or expense which Tenant, Tenant's agents, servants, employees, invitees or licensees, may sustain or incur as a result of any failure, defect, or change in the quantity or character of electricity furnished to the Premises or if such quantity or character of electricity furnished to the Premises is no longer available or suitable for Tenant's requirements or due to any cessation, diminution or interruption of the supply thereof; (3) Tenant agrees that, if requested by Landlord because in Landlord's sole discretion Landlord believes the electric use by Tenant exceeds the typical use for an office tenant for such space, an independent electrical engineering consultant selected by Landlord, at Landlord's sole cost and reasonably acceptable to Tenant, shall make a survey of the electric power demand of the electric lighting fixtures and the electric equipment of Tenant used in the Premises to determine the average monthly electric consumption thereof. The findings of said consultant as to the average monthly electric consumption of Tenant shall be conclusive and binding on the parties hereto. After said consultant has submitted its report, Tenant shall pay to Landlord, within ten (10) days after demand therefore by Landlord, the amount determined by said consultant as owing from during the months in which said survey was being conducted and, thereafter, on the first day of every month, in advance, the amount set forth as the monthly consumption in said report. Until said electrical survey is made, Tenant shall pay the sum of Two Hundred Fifty Eight and 38/100 ($258.38) Dollars per month for electricity (estimated at $1.50 per square foot per annum). All sums paid pursuant to the preceding sentence shall be credited against the electrical costs due from Tenant to Landlord pursuant to the electrical survey once made. Landlord shall have the right at any time during the term of this Lease, at Landlord's expense, to cause the Premises to be re-surveyed. In the event that such re-survey shall indicate increased or decreased electrical consumption from that established by the prior survey, there shall be an appropriate adjustment in the amount paid by Tenant to Landlord for Tenant's electrical consumption in accordance with the results of the new survey, as well as an adjustment retroactive to the date of Tenant's increase or decrease in electrical consumption, as established by the prior survey. All such amounts shall be treated as Additional Rent due hereunder; (4) in the event that there shall be an increase or decrease in the rate schedule of the public utility for the supply of electric energy to the Building or the imposition of any tax with respect to such electric energy or increase in such tax following the Commencement Date, the Additional Rent payable hereunder shall be equitably adjusted to reflect the resulting increase, decrease, or tax; (5) Tenant shall be responsible for replacing all light bulbs, fluorescent lamps, non-building standard lamps and bulbs, and all ballasts used by Tenant in the Premises.

15.2.2 Tenant covenants that its use of electricity in the Premises shall be limited to and for the operation of (1) the building standard lighting, and (2) electric typewriters, calculators, copying machines, personal computers, and other small office machines. Tenant shall not substantially increase its electricity use through the addition of office equipment or machines without first obtaining the written consent of Landlord. Landlord may require an additional electrical survey, such as is delineated in Paragraph 15.21 to be conducted at Tenant's expense.

15.2.3 In no event shall Landlord be required or obligated to increase the electrical capacity of any portion of the Building's system, or to provide any additional wiring or capacity to meet Tenant's additional requirements, if any, beyond that which was servicing the Premises at the Commencement of the Lease Term. Tenant's use of electric energy in the Premises shall not at any time exceed the capacity of any of the electrical conductors and equipment in or serving the Premises. Tenant shall make no alteration to the existing electrical equipment or connect any fixtures, appliances, or equipment in addition to the equipment permitted in paragraph 15.2.2 above without the prior written consent of Landlord in each instance. Should Landlord grant such consent, all additional risers or other equipment required therefore shall be provided by Landlord and the cost thereof shall be paid by Tenant upon Landlord's demand. As a condition to granting such consent, Landlord shall require an increase in the Additional Rent by an amount which will reflect the cost of the additional equipment and service to be furnished by Landlord. If Landlord and Tenant cannot agree to such increase the Additional Rent increase shall be determined by an independent electrical engineer, to be selected by Landlord and whose services shall be paid for by Tenant.

15.2.4 Landlord reserves the right to discontinue furnishing electric energy to Tenant at any time if directed to do so by any public utility company or Governmental Authority upon not less than one hundred twenty (120) days written notice to Tenant (or such shorter period of time as Landlord may be so directed). If Landlord exercises such right of termination, this Lease shall continue in full force and effect and shall be unaffected thereby, except only that, from and after the effective date of such termination, Landlord shall not be obliged to furnish electric energy to Tenant and the Additional Rent (but not the Basic Rent) shall be reduced by a sum per annum equal to the amount that represented the cost to Landlord of such discontinued electricity for which Tenant had been obligated to pay Additional Rent. If Landlord so discontinues furnishing electric energy to Tenant, Tenant shall arrange to obtain electric energy directly from the public utility company furnishing electric energy to the Building. Tenant may obtain such electric energy by means of the then-existing Building system feeders, risers, and wiring to the extent that the same are available, suitable, and safe for such purposes. All meters and additional panel boards, feeders, risers, wiring, and other conductors and equipment which may be required to obtain electric energy from the public utility company shall be installed and maintained by Tenant at its sole expense.

15.2.5 Landlord shall not be liable in the event of any interruption in the supply of electricity, or for any consequence thereof and Tenant agrees that such supply may be interrupted for inspection, repairs, replacement and in emergencies.

15.2.6 The failure of Landlord to furnish any service hereunder shall not be construed as a constructive eviction of Tenant and shall not excuse Tenant from failing to perform any of its obligations hereunder and shall not give Tenant any claims against Landlord for damages for failure to furnish such service.

ARTICLE XVI

16.1 QUIET ENJOYMENT

16.1 Landlord covenants and agrees that, upon the performance by Tenant of all of the covenants, agreements, and provisions hereof on Tenant's part to be kept and performed, Tenant shall have, hold, and enjoy the Premises, subject and subordinate to the rights set forth in ARTICLE XXI, free from any interference whatsoever by, from, or through the Landlord, provided, however, that no diminution or abatement of the Basic Rent, Additional Rent, or other payment to Landlord shall be claimed by or allowed to Tenant for inconvenience or discomfort arising from the making of any repairs, improvements or additions to the Premises or the Real Property, nor for any space taken to comply with any law, ordinance, or order of any Governmental Authority, except as and if expressly provided for herein.

ARTICLE XVII

17.1 AIR AND LIGHT

17.1 This Lease does not grant any rights to air and light.

ARTICLE XVIII

18.1 DEFAULT

18.1 Each of the following, whether occurring before or after the Commencement Date, shall be deemed a Default by Tenant and a breach of this Lease: (1) the filing of a petition by or against Tenant for adjudication as a bankrupt, or for reorganization, or for arrangement under any bankruptcy act; (2) the commencement of any action or proceeding for the dissolution or liquidation of Tenant, whether instituted by or against Tenant, or for the appointment of a receiver or trustee of the property of Tenant under any state or federal statute for relief of debtors; (3) the making by Tenant of an assignment for the benefit of creditors; (4) the filing of a tax lien or a mechanics' lien against any property of Landlord or Tenant, which filing is not bonded or removed within five (5) days after notice thereof from Landlord; (5) failure by Tenant to pay Landlord within ten (10) days after first coming due the Basic Rent, Additional Rent or any other sum by the time required by the terms of this Lease; (6) a failure by Tenant in the performance of any other term, covenant, agreement, or condition of this Lease on the part of Tenant to be performed, which failure, if curable, is not cured within fifteen (15) days (or such longer period as may be necessary, so long as Tenant is diligently and continuously undertaking such cure) after notice thereof from Landlord; (7) a default by Tenant under any other lease or sublease with Landlord.

18.2 Notwithstanding anything herein to the contrary, Landlord shall not be required to provide Tenant with more than two (2) notices of default during the Term of this Lease, regardless of the cause giving rise to, or the nature of the default. Tenant herein waives any notice requirements found elsewhere in this Lease beyond the number described herein.

ARTICLE XIX

19.1 LANDLORD'S RIGHTS UPON TENANT'S DEFAULT

19.1 Upon a Default by Tenant the following provisions shall apply and Landlord shall have the rights and remedies set forth therein which rights and remedies may be exercised upon or at any time following the occurrence of a Default unless, prior to such exercise, Landlord shall agree in writing with Tenant that the Default has been cured by Tenant in all respects.

19.2 Landlord shall have the right to (i) re-enter the Premises and any improvements located thereon, (ii) repossess itself (by summary proceedings, ejectment or other legal proceedings), (iii) dispossess Tenant, and remove Tenant from the Premises, (iv) terminate this Lease in accordance with paragraph 19.3 below, (v)sue for unpaid Basic Rent, Additional Rent and for all other sums owed to Landlord, (vi) to accelerate all Basic Rent and all expense installments due hereunder and otherwise payable in installments over the remainder of the Term, and, at Landlord's option, any other Additional Rent and/or other charges to the extent that such Additional Rent and/or other charges can be determined and calculated to a fixed sum; and the amount of accelerated rent and other charges, shall be due and payable by Tenant within five (5) days after Landlord has so notified Tenant. Additional Rent and/or other charges which has not been included, in whole or in part, in accelerated rent, shall be due and payable by Tenant during the remainder of the Term, in the amounts and at the times otherwise provided for in this Lease.

Notwithstanding the foregoing or the application of any rule of law based on election of remedies or otherwise, in addition to all other remedies available to the Landlord hereunder, if Tenant fails to pay the accelerated rent in full when due, Landlord thereafter shall have the right by written notice to Tenant, (i) to terminate Tenant's further right to possession of the Premises and (ii) to terminate this Lease under paragraph 19.3 below; and if Tenant shall have paid part but not all of the accelerated rent, the portion thereof attributable to the period equivalent to the part of the Term remaining after Landlord's termination of possession or termination of this Lease shall be applied by Landlord against Tenant's obligations owing to Landlord as determined by the applicable provisions of paragraphs 19.4 and 19.5 below.

19.3 In addition to all other remedies hereunder, Landlord shall have the right to terminate this Lease as of a date specified in a notice of termination and in such case, Tenant's rights, including

any based on any option to renew, to the possession and use of the Premises shall end absolutely as of the termination date specified in such notice; and this Lease shall also terminate in all respects except for the provisions hereof regarding Landlord's damages and Tenant's liabilities arising prior to, out of and following the Default and the ensuing termination.

Following such termination (as well as upon any other termination of this Lease by expiration of the Term or otherwise) Landlord immediately shall have the right to recover possession of the Premises; and to that end, Landlord may enter the Premises and take possession, without the necessity of giving Tenant any notice to quit or any other further notice, with or without legal process or proceedings, and in so doing Landlord may remove Tenant's property (including any improvements or additions to the Premises which Tenant made, unless made with Landlord's consent which expressly permitted Tenant to not remove the same upon expiration of the Term), as well as the property of others as may be in the Premises, and make disposition thereof in such manner as Landlord may deem to be commercially reasonable and necessary under the circumstances. All of Tenant's property remaining at the Premises shall be deemed abandoned and may, at the election of Landlord, either be retained as Landlord's property or may be removed from the Premises by Landlord at Tenant's expense. The reasonable monetary value of any property of Tenant retained pursuant to this paragraph shall be credited towards any alleged damages owed Landlord.

19.4 Unless and until Landlord shall have terminated this Lease under paragraph 19.3 above, Tenant shall remain fully liable and responsible to perform all of the covenants and to observe all the conditions of this Lease throughout the remainder of the Term; and, in addition and without regard to whether Landlord shall have terminated this Lease, Tenant shall pay to Landlord, upon demand and as Additional Rent, the total sum of all actual and reasonable costs, losses and expenses, including reasonable counsel fees, as Landlord incurs, directly or indirectly, because of any Default having occurred.

If Landlord either terminates Tenant's right to possession without terminating this Lease or terminates this Lease and Tenant's leasehold estate as above provided, Landlord shall have the unrestricted right to relet the Premises or any part(s) thereof to such tenant(s) on such provisions and for such period(s) as Landlord may deem appropriate.

19.5 The damages which Landlord shall be entitled to recover from Tenant shall be the sum of:

(1) all Basic Rent, Additional Rent and other reasonable and actual charges accrued and unpaid as of the termination date; and

(2) (i) all costs and expenses incurred by Landlord in recovering possession of the Premises, including removal and storage of Tenant's property, improvements and alterations therefrom, (ii) the costs and expenses of restoring the Premises to the condition in which the same were to have been surrendered by Tenant as of the expiration of the Term, or, in lieu thereof, the costs and expenses of remodeling or altering the Premises or any part for reletting the same, (iii) the costs of reletting (exclusive of those covered by the foregoing (ii)), including brokerage fees and reasonable counsel fees, and (iv) any overhead expenses related to the vacancy of the Premises for each month or part between the date of termination and the reletting of the entire Premises; and

(3) all Basic Rent, Additional Rent and other reasonable and actual charges to the extent that the amount(s) of Additional Rent or other charges have been determined otherwise payable by Tenant over the remainder of the Term.

Less, deducting from the total determined under subparagraphs (1), (2), and (3) all rent and all other Additional Rent to the extent determinable as aforesaid, (to the extent that like charges would have been payable by Tenant) which Landlord receives from other tenant(s) by reason of the leasing of the Premises or part during or attributable to any period falling within the otherwise remainder of the Term.

The damage sums payable by Tenant under the preceding provisions of this paragraph 19.5 shall be payable on demand from time to time as the amounts are determined.

19.6 Any sums payable by Tenant hereunder, which are not paid after the same shall be due, shall bear interest from that day until paid at the rate of interest stated at paragraph 1.3.

19.7 Landlord shall be entitled to injunctive relief in case of the violation, or attempted or threatened violation, of any covenant, agreement, condition or provision of this Lease, or to a decree compelling performance of any covenant, agreement, condition or provision of this Lease.

19.8 In addition to any applicable lien, none of which are to be deemed waived by Landlord, Landlord shall have, at all times, and Tenant hereby grants to Landlord, a valid lien and security interest to secure payment of all rentals and other sums of money becoming due under this Lease from Tenant, and to secure payment of any damages or loss which Landlord may suffer by reason of the breach by Tenant of any covenant, agreement or condition contained herein, upon all goods, wares, equipment, fixtures, furniture, improvements and other personal property of Tenant presently or which may hereafter be situated on the Premises, and all proceeds therefrom, and such property shall not be removed therefrom without the consent of Landlord until all arrearages in rent as well as any and all other sums of money then due to Landlord hereunder shall first have been paid and discharged and all covenants, agreements and conditions hereof have been fully complied with and performed by Tenant. Upon the occurrence of an event of default by Tenant, Landlord may, in addition to any other remedies provided herein, enter upon the Premises and take possession of any and all goods, wares, equipment, fixtures, furniture, improvements and other personal property of Tenant situated on the Premises, without liability for trespass or conversion, and sell the same at public or private sale, with or without having such property at the sale, after giving Tenant reasonable notice of the time and place of any public sale or of the time after which any private sale is to be made, at which sale Landlord or its assigns may purchase unless otherwise prohibited by law. Unless otherwise provided by law, and without intending to exclude any other manner of giving Tenant reasonable notice, the requirement of reasonable notice shall be met if such notice is given in the manner prescribed in ARTICLE XXVI of this Lease at least five (5) days before the time of sale. The proceeds from any such disposition, less any and all expenses connected with the taking of possession, holding and selling of the property (including reasonable attorney's fees and other expenses), shall be applied as a credit against the indebtedness secured by the security interest granted herein. Any surplus shall be paid to Tenant or as otherwise required by law; and Tenant shall pay any deficiencies forthwith. Tenant hereby designates Landlord as its attorney-in-fact for purposes of executing all documents reasonably necessary to perfect the security interest of Landlord in the aforementioned property and proceeds thereof under the provisions of the Uniform Commercial Code in force in the State of New Jersey.

19.9 For the purpose of this ARTICLE XIX, in the event of Tenant's voluntary or involuntary bankruptcy, should the Tenant as Debtor-in-Possession or a Trustee appointed by the Bankruptcy Court, attempt to provide adequate assurance of Tenant's ability to continue to operate out of the Premises, adequate assurance shall mean, at a minimum, the following:

(i) The Trustee or Debtor-in-Possession has and will continue to have sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that the Trustee or Debtor-in-Possession will have sufficient funds to fulfill the obligations of Tenant under this Lease, and to keep the Premises properly staffed with sufficient employees to conduct a fully operational, actively promoted business in the Premises; and

(ii) The Bankruptcy Court shall have entered an Order segregating sufficient cash payable to Landlord and/or the Trustee or Debtor-in-Possession shall have granted a valid and perfected first lien and security interest and/or mortgage in property of Tenant, Trustee or Debtor-in-Possession, acceptable as to value and kind to Landlord, to secure to Landlord the obligation of the Trustee or Debtor-in-Possession to cure the monetary and/or non-monetary defaults under this Lease within the time periods set forth above.

ARTICLE XX

20.1 LANDLORD'S REMEDIES CUMULATIVE; EXPENSES

20.1 All rights and remedies of Landlord herein enumerated shall be cumulative, and none shall exclude any other right or remedy allowed by law. For the purposes of any suit brought or based hereon, at Landlord's option, this Lease shall be construed to be a divisible contract, to the end that if Landlord so elects successive actions may be maintained on this Lease as successive periodic sums mature hereunder.

20.2 Tenant shall pay, upon demand, all of Landlord's actual and reasonable costs, charges and expenses, including reasonable fees of counsel, agents and others retained by Landlord, incurred in enforcing Tenant's obligations hereunder shall be due as Additional Rent.

ARTICLE XXI

21.1 SUBORDINATION, ESTOPPEL AND ATTORNMENT

21.1 This Lease is subject and subordinate to the lien of any and all mortgages (which term shall include both construction and permanent financing and shall include deeds of trust and similar security instruments) and all ground or other underlying leases from which Landlord's title is derived ("ground leases") which may now or hereafter encumber or otherwise affect the Real Property or Landlord's leasehold therein, and to any and all renewals, extensions, modifications, recasting or refinancing thereof. This clause shall be self-operative and no further instrument of subordination need to be required by any mortgagee, trustee or ground lessee. Nevertheless, if requested by Landlord, Tenant shall promptly execute such subordination certificate or other subordination document requested. Landlord may execute said certificate or other document on behalf of Tenant if Tenant does not execute said certificate or other document within five (5) days after receiving it and Tenant hereby designates Landlord its attorney-in-fact for such purpose. Tenant agrees that if any proceedings are brought for the foreclosure of any such mortgage, Tenant if requested to do so by the purchaser at the foreclosure sale or the grantee of any deed given in lieu of foreclosure, shall attorn to such purchaser or grantee, shall recognize the purchaser or grantee as the Landlord under this Lease, and shall make all payments required hereunder to such new Landlord without any deduction or set-off or any kind whatsoever. Tenant agrees that if any proceedings are successfully brought for the termination of any ground lease, or if any other remedy is successfully exercised by any ground lessor whereby the ground lessor succeeds to the interests of tenant under the ground leases, Tenant, if requested to do so by the ground lessor, shall attorn to the ground lessor, shall recognize the ground lessor as the Landlord under this Lease, and shall make all payments required hereunder to such new Landlord without deduction or set-off.

21.2 Tenant agrees at any time and from time to time upon not less than five (5) days prior written request by Landlord, to execute, acknowledge and deliver to Landlord's a statement in writing certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same are in full force and effect as modified and stating the modifications) and the dates to which the Basic Rent and Additional Rent have been paid, and stating whether Tenant knows of any default by Landlord under this Lease, and, if so, specifying each such known default, it being intended that any such statement delivered pursuant to this paragraph 21.2 may be relied upon by a prospective purchaser of Landlord's interest or a mortgagee of Landlord's interest or assignee of any mortgage upon Landlord's interest in the Real Property.

21.3 If, in connection with obtaining or continuing financing on the Premises, the Real Property, or improvements thereto, the Landlord's mortgage lender shall request reasonable modifications to this Lease as a condition to such financing, Tenant agrees to promptly execute a modification document incorporating such modifications; provided that said modifications do not increase the monetary obligations of the Tenant or materially adversely affect the Tenant's use of the Premises.

ARTICLE XXII

22.1 DAMAGE BY FIRE OR OTHER CASUALTY

22.1 If the Premises shall be damaged by fire or other casualty not arising from the fault or negligence of Tenant or its servants, agents, employees, invitees or licensees or, if such damage irrespective of cause shall be insured: (1) except as otherwise provided in subsection (2) hereof, the damage shall be repaired by and at the expense of Landlord (subject to the receipt of applicable insurance proceeds) and the Basic Rent and Additional Rent until such repairs shall be made shall be equitably abated according to the part of the Premises which is usable, as contemplated by paragraph 2.1, by Tenant, unless such damage was caused by the fault or negligence of Tenant or its servants, agents, employees, invitees, or licensees, in which case no abatement of Basic Rent or Additional Rent shall be made. Landlord agrees, at its expense, to repair promptly any damage to the Premises, except that Tenant agrees to repair and replace its own furniture, furnishings and equipment. No penalty shall accrue due to an Excusable Delay. (2) If the Premises are totally

damaged or are rendered wholly untenantable by fire or other casualty, or if Landlord's architect certifies that it cannot be repaired within six (6) months of the casualty or if Landlord shall decide not to restore or repair same, or shall decide to demolish the Building or to rebuild it, then Landlord shall, within two (2) months after such fire or other casualty, give Tenant a notice of such circumstance or decision, and thereupon the Term shall expire ten (10) days after such notice is given, and Tenant shall vacate the Premises and surrender the same to Landlord. (3) If Landlord fails to complete the repair and restoration of the Premises within six (6) months from the date of the casualty (subject to Excusable Delays) then Tenant shall have the right to cancel and terminate this Lease upon the delivery of a notice to Landlord delivered within fifteen (15) days after the expiration of the aforesaid six (6) month period. (4) Landlord agrees that it shall diligently and in good faith pursue all repair and restoration work required on its part to be completed hereunder.

22.2 If the Premises shall be damaged by fire or other casualty arising from the fault or negligence of Tenant or its servants, agents, employees, invitees or licensees and said damage is not covered under the policy or policies of insurance issued to Landlord or Tenant, Tenant shall be liable to Landlord as is elsewhere provided in this Lease, Landlord shall have the option but not the obligation to restore or rebuild the same or to terminate this Lease and Tenant shall continue to be responsible to pay Basic Rent and Additional Rent without abatement for the entire Term otherwise applicable. Notwithstanding anything herein to the contrary, under no circumstances shall Tenant have the right to cancel and terminate this Lease in the event the Premises shall be damaged by fire or other casualty arising from the fault or negligence of Tenant or its servants, agents, employees, invitees or licensees.

ARTICLE XXIII

23.1 MUTUAL WAIVER OF SUBROGATION CASUALTY

23.1 Each party hereto waives any cause of action it might have against the other party on account of any loss or damage that is insured against under any insurance policy (to the extent that such loss or damage is recoverable under such insurance policy) that covers the Building, and/or Premises, Landlord's or Tenant's fixtures, personal property, leasehold improvements or business and which names Landlord or Tenant, as the case may be, as a party insured. Each party hereto agrees that it will cause its insurance carrier to endorse all applicable policies waiving the carrier's right of recovery under subrogation or otherwise against the other party.

ARTICLE XXIV

24.1 CONDEMNATION

24.1 If the Premises shall be acquired or condemned by eminent domain proceeding, or by giving of a deed in lieu of thereof, then and in that event, the Term shall cease and terminate from the date of title-vesting pursuant to such proceeding or agreement. If only a portion of the Premises shall be so acquired or condemned, this Lease shall cease and terminate at Landlord's option, and if such option is not exercised by Landlord, an equitable adjustment of the Basic Rent and Additional Rent payable by Tenant for the remaining portion of the Premises shall be made. If 25% or more of the Premises shall be acquired or condemned, the Tenant shall also have the option to terminate this Lease. In the event of a termination under this ARTICLE other than for the adjustment of the Basic Rent and Additional Rent as hereinbefore mentioned, Tenant shall have no claim whatsoever against Landlord including (without limitation) any claim for the value of any unexpired Term; nor shall Tenant be entitled to claim or receive any portion of any amount that may be awarded as damages or paid as a result of such proceedings or as the result of any agreement made by the condemning authority with Landlord. Tenant shall assert no claim, including (without limitation) any claim for the value of any unexpired Term, against the condemning authority that may in any way impair or diminish Landlord's claims against such condemning authority.

ARTICLE XXV

25.1 CHANGES SURROUNDING BUILDING

25.1 This Lease shall not be affected or impaired by any change, alteration or addition in, to or of any sidewalk, alley, street, landscape or structure adjacent to or around the Building or Real Property, except as provided in ARTICLE XXIV.

25.2 Any changes in the arrangement or location of any public portion of the Building not contained in the Premises or any part thereof shall not constitute an eviction or disturbance of Tenant's use or possession of the Premises provided such change does not unreasonably interfere with Tenant's use of or ingress to and from the Premises and Landlord shall be free to make such changes or alterations without liability to Tenant

25.3 Landlord may designate a name and address for the Building and may change same from time to time as Landlord sees fit or as may be required by law.

ARTICLE XXVI

26.1 NOTICES

26.1 Except as may be otherwise expressly provided in this Lease, notices by either party to the other shall be in writing and shall be sent by registered or certified mail, by overnight mail by a reputable overnight delivery service or by hand delivery, addressed to Landlord or Tenant at their respective addresses hereinabove set forth (or to the appropriate facsimile number in the case of delivery by facsimile transmission) or to such other address as either party shall hereafter designate by notice as aforesaid. All notices properly addressed shall be deemed served upon receipt by the addressee or, in the case of notice by mail, three (3) days after the date of mailing, except that notice of change of address shall not be deemed served until received by the addressee.

ARTICLE XXVII

27.1 NO WAIVER

27.1 No delay or forbearance by Landlord, no act or undertaking by Landlord and/or no waiver by Landlord of any breach by Tenant of any of the terms, covenants, agreements, or conditions of this Lease shall be deemed to constitute a waiver of any current (unless Landlord so agrees in writing) or succeeding breach thereof, or a waiver of any breach of any of the terms, covenants, agreements and conditions herein contained.

27.2 No employee of Landlord or of Landlord's agents shall have any authority to accept the keys of the Premises prior to the Termination Date and the delivery of keys to any employee of Landlord or Landlord's agents shall not operate as an acceptance of a termination of this Lease or an acceptance of a surrender of the Premises.

27.3 The receipt by Landlord of the Basic Rent and Additional Rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly Basic Rent or a lesser amount of the Additional Rent then due shall be deemed to be other than on account of the earliest stipulated amount then due, nor shall any endorsement or statement on any check or any letter or other instrument accompanying any check or payment as Basic Rent or Additional Rent be deemed an accord and satisfaction and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Basic Rent or Additional Rent or pursue any other remedy provided in this Lease.

27.4 The failure of Landlord to enforce any of the Rules and Regulations as may be set by Landlord from time to time against Tenant or against any other tenant in the Building shall not be deemed a waiver of any such Rule or Regulation.

ARTICLE XXVIII

28.1 LANDLORD'S RESERVED RIGHTS

28.1 Landlord reserves the following rights: (1) if during or prior to the last ninety (90) days of the Term Tenant vacates the Premises, to decorate, remodel, repair, alter or otherwise prepare the Premises for reoccupancy and, (2) to masterkey all locks to the Premises.

28.2 Landlord may enter upon the Premises and may exercise either of the foregoing rights hereby reserved without being deemed to have caused an eviction or disturbance of Tenant's use and possession of the Premises and without being liable in any manner to Tenant.

ARTICLE XXIX

29.1 LANDLORD'S LIABILITY

29.1 Landlord, as well and Landlord's owners, servants, employees, agents or licensees, shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain, snow, or leaks from any part of the Building or from the pipes, appliances, plumbing, or the roof, street, subsurface, or from any other place or by dampness, offensive odors or noise, or by any other cause of whatsoever nature, unless caused by or due to the negligence of Landlord or its agents.

29.2 Should Tenant enter the Premises prior to the Commencement of this Lease for the purpose of making any installations, alterations or improvements as may be permitted by Landlord, Landlord shall have no liability or obligation for the care or preservation of Tenant's property, for personal injury, or otherwise.

29.3 Tenant agrees to take such steps, at its own cost, as it may deem necessary and adequate for the protection of itself, and its agents, servants, employees, invitees, and licensees against personal injury and property damage, by insurance, as a self-insurer or otherwise.

ARTICLE XXX

30.1 INDEMNIFICATION

30.1 To the extent not covered by insurance, Tenant and Landlord shall hold each other harmless from and indemnify the other for all actual expenses, damages, or fines, incurred or suffered by reason of any breach, violation, or non-performance by the other, their agents, servants, employees, invitees, or licensees of any covenant or provision of this Lease, or by reason of damage to persons or property caused by moving property of or for said party in or out of the Building, or by the installation or removal of furniture or other property of or for said party or by reason of, or arising out of the negligence or willful misconduct of said party, or its agents, servants, employees, invitees, and licensees in the use or occupancy of the Premises and/or Building/Property. Any such expense, if incurred by Landlord on account of Tenant shall be deemed Additional Rent, due in the next calendar month after it is incurred.

ARTICLE XXXI

31.1 TENANT'S INSURANCE

31.1 Notwithstanding the agreement in paragraph 29.2 above, and in addition thereto, Tenant covenants to provide on or before the Commencement Date for the benefit of Landlord and Tenant a comprehensive policy of liability insurance protecting Landlord and Tenant against any liability whatsoever occasioned by any occurrence on or about the Premises or any appurtenances thereto. Such policy is to be written by insurance companies qualified to do business in the State of New Jersey and the limits of liability thereunder shall not be less than the amount of Three Million Dollars ($3,000,000.00) with respect to any one person, with respect to any one accident, and with respect to property damage. Such insurance may be carried under a blanket policy covering the Premises and other locations of Tenant, if any.

31.2 Prior to the time such insurance is first required by this ARTICLE to be carried by Tenant, and thereafter, at least thirty (30) days prior to the expiration of any such policy, Tenant agrees to deliver to Landlord either a duplicate original of the aforesaid policy or a certificate evidencing such insurance, including the Landlord and the managing agent as an additional insured and attach additional insured endorsements to the certificates, together with evidence of payment for the policy. Said policy or certificate shall contain an endorsement that such insurance may not be canceled except upon thirty (30) days notice to Landlord.

31.3 Upon failure at any time on the part of Tenant to procure and deliver to Landlord the policy or certificate of insurance, as hereinabove provided, stamped "Premium Paid" by the issuing

company at least thirty (30) days before the expiration of the prior insurance policy or certificate, if any, or to pay the premiums therefore, Landlord shall be at liberty, from time to time, as often as such failure shall occur, to procure such insurance and to pay the premium therefore, and any sums paid for insurance by Landlord shall be and become, and are hereby declared, to be Additional Rent hereunder for the collection of which Landlord shall have all the remedies provided for in this Lease or by law for the collection of rent. Payment by Landlord of such premium or the carrying by Landlord of any such policy shall not be deemed to waive or release the default of Tenant with respect thereto. Tenant's failure to provide and keep in force the aforementioned insurance shall be regarded as a Default hereunder entitling Landlord to exercise any or all of the remedies as provided in this Lease in the event of Default.

31.4 LANDLORD'S INSURANCE

(a) Landlord shall at all times during the Term carry and maintain the following types of insurance in the amounts specified and in the form hereinafter provided for:

(i) Public Liability and Property Damage. General Public Liability Insurance covering the Common Areas against claims for bodily injury or death and property damage occurring upon, in or about the Common Areas, such insurance to afford protection to the limit of not less than $3,000,000.00 in respect of injury or death to any number of persons arising out of any one occurrence and such insurance against property damage to afford protection to the limit of not less than $500,000.00 in respect of any instance of property damage or a combined single minimum coverage of not less than $1,000,000.00.

(ii) Landlord's Real and Personal Property. Insurance covering the Building (excluding Tenant's improvements and property) in an amount not less than one hundred percent (100%) of full replacement cost (exclusive of the cost of excavations, foundations and footings), from time to time during the Term, providing protection against perils included within the standard state form of fire and extended coverage insurance policy, together with insurance against sprinkler damage, vandalism and malicious mischief, and such other risks as Landlord may from time to time determine and with any such deductibles as Landlord may from time to time determine.

(iii) Any insurance provided for in this paragraph 31.4 may be maintained by means of a policy or policies of blanket insurance, covering additional items or locations or insureds, provided that the requirements of this paragraph 31.4 are otherwise satisfied.

(iv) Tenant shall have no rights in any policy or policies maintained by Landlord and shall not be entitled to be a named insured thereunder, by reason of payment as part of the Operating Costs, of its pro rata share of Landlord's actual premiums for the insurance provided for in this paragraph 31.4.

(v) The details of the Landlord's insurance shall be made available for review by the Tenant upon written request.

ARTICLE XXXII

32.1 CONSTRUCTION LIENS

32.1 Nothing herein contained shall be construed as consent on the part of the Landlord to subject the estate of the Landlord to liability under the Construction Lien Law of the State of New Jersey, it being expressly understood that the Landlord's estate shall not be subject to such liability. The Tenant shall have no power or right to any act or make any contract which may create or be the format for any lien, mortgage or other encumbrance upon the estate of the Landlord. Notwithstanding the foregoing, any construction lien filed against the Real Property for work claimed to have been done for, or materials claimed to have been furnished to Tenant, shall be bonded or discharged by Tenant within five (5) days after notice of filing, at Tenant's expense. Tenant shall forever indemnify and hold Landlord harmless from and against any and all claims arising from said liens including all costs, expenses, losses, fines and penalties, including without limitation, reasonable attorneys fees related thereto or resulting therefrom. This clause shall survive the Term of this Lease.

ARTICLE XXXIII

33.1 NOTICE OF FIRE AND ACCIDENTS

33.1 Tenant shall give Landlord immediate notice in case of fire or accident on the Premises or, in case of fire or accident involving Tenant, its servants, agents, employees, invitees, or licensees, in the Building or on the Real Property.

ARTICLE XXXIV

34.1 RELEASE OF LANDLORD

34.1 The term "Landlord" as used in this Lease means only the owner for the time being of the Real Property or the lessee of a lease of the Real Property. In the event of any transfer of title to or lease of the Real Property, the Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord accruing from and after the date of said transfer hereunder and this Lease shall be deemed and construed as a covenant running with the Land without further agreement between the parties or their successors in interest.

34.2 Landlord, as well as Landlord's owners, servants, employees, agents or licensees, shall be under no personal or recourse liability with respect to any of the provisions of this Lease, and if Landlord is in breach or default with respect to its obligations or otherwise, Tenant shall look solely to the equity of Landlord in the Real Property for the satisfaction of Tenant's remedies. It is expressly understood and agreed that Landlord's liability under the terms, covenants, conditions, and obligations of this Lease shall in no event exceed the loss of its equity in the Real Property.

ARTICLE XXXV

35.1 USE OF SECURITY DEPOSIT

35.1 In the event of a default of Tenant in respect of any of the terms, covenants or conditions of this Lease, without regard to any provision in this Lease regarding notice to cure, Landlord may use, apply or retain the whole or any part of the Security Deposit to the extent required for the payment of any Basic Rent, Additional Rent, or any other sum as to which Tenant is in default, or for any sum which Landlord may expend or may be required to expend by reason of Tenant's Default in respect to any of the terms, covenants, or conditions of this Lease, including but not limited to, any damages or deficiency accrued before or after summary proceedings of other re-entry by Landlord. In the event that Landlord may at any time or from time to time use, apply or retain the whole or any part of the Security Deposit as aforesaid, Tenant shall immediately restore the Security Deposit to the sum thereof prior to any such use, application or retention. In the event that Tenant shall fully and faithfully comply with all of the terms, covenants, and conditions of this Lease, the remaining amount of the Security Deposit shall be returned to Tenant, without interest, after the Termination Date and after delivery of possession of the entire Premises to Landlord.

35.2 In the event of a sale of the Real Property or a leasing thereof, Landlord shall have the right to transfer the Security Deposit to the vendee or lessee, as the case may be, and Landlord shall thereupon be released by Tenant from all liability for the return of such Security Deposit transferred to the new Landlord; and Tenant agrees to look to the new Landlord solely for the return of the Security Deposit; and it is agreed that the provisions thereof shall apply to every transfer or assignment made of the Security Deposit to a new Landlord. Tenant further covenants that it will not assign or encumber, or attempt to assign or encumber the Security Deposit and that neither Landlord nor its successors or assigns shall be bound by any such assignment, or attempted encumbrance.

ARTICLE XXXVI

36.1 DIRECTORY

36.1 Landlord shall furnish and service at the entrance of the Building a directory, listing therein such reasonable and customary number of names that Tenant may from time to time request to be listed in such directory. Landlord shall be responsible for one change to the directory and Tenant shall be responsible for the costs of all further changes to the Directory. The Tenant shall also be permitted to place signage on the glass door outside the Premises and on the interior wall of the reception area in the Premises.

ARTICLE XXXVII

37.1 HAZARDOUS WASTE, AIR, WATER AND GROUND POLLUTION

37.1 Tenant hereby warrants that its Standard Industrial Classification (SIC) code is ________. If Tenant's SIC code shall ever change it shall immediately notify Landlord of such change. Tenant shall not (either with or without negligence) cause or permit the escape, disposal or release of any biological or chemically active or other hazardous substances, or materials. Tenant shall not allow the storage or use of such substances or materials in any manner not sanctioned by law or by the highest standards prevailing in the industry for the storage and use of such substances or materials, nor allow to be brought into the Premises, Building or Real Property any such materials or substances except to use in the ordinary course of Tenant's business, and then only after written notice is given to Landlord of the identity of such substances or materials. Without limitation, hazardous substances and materials shall include those described in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 et seq., any applicable state or local laws and the regulations adopted under these acts. If any lender or governmental agency shall ever require testing to ascertain whether or not there has been release of hazardous materials, then the reasonable costs thereof shall be reimbursed by Tenant to Landlord upon demand as additional charges if such requirement applies particularly to the Premises. In addition, Tenant shall execute affidavits, representations and the like from time to time at Landlord's request concerning Tenant's knowledge and belief regarding the presence of hazardous substances or materials on the Premises. In all events, Tenant shall indemnify Landlord in the manner elsewhere provided in this Lease from any release of hazardous materials on the Premises occurring while Tenant is in possession, or elsewhere if caused by Tenant or persons acting under Tenant. The within covenants shall survive the expiration or earlier termination of the Lease Term. The Tenant expressly covenants and agrees to indemnify, defend, and save the Landlord harmless against any claim, damage, liability, costs, penalties, or fines which the Landlord may suffer as a result of Air, Water or Ground Pollution (hereinafter referred to as ("Pollution") caused by the Tenant in its use of the Premises. The Tenant covenants and agrees to notify the Landlord immediately of any claim or notice served upon it with respect to any such claim that the Tenant is causing Pollution; and the Tenant, in any event, will take immediate steps to halt, remedy or cure any Pollution caused by the Tenant by its use of the Premises. The foregoing covenant shall survive the expiration or termination of the within Lease.

ARTICLE XXXVIII

38.1 ISRA COMPLIANCE

38.1 Tenant shall not cause the Premises to be used as an "Industrial Establishment" as defined under the New Jersey Industrial Site Remediation Act, N.J.S.A. 12:1K-6 et seq. ("the Act") and all regulations promulgated pursuant to the Act. Tenant shall, at Tenant's own expense, comply with the Act, Tenant shall, at Tenant's own expense, provide all information within Tenant's control requested by Landlord or the Bureau of Industrial Site Evaluation for the preparation of submissions, declarations, reports and plans pursuant to the Act. If the New Jersey Department of Environmental Protection (DEP) or any successor agency shall determine that a clean-up plan be prepared and that a clean-up be undertaken because of any spills or discharges of hazardous substances or wastes at the Premises or elsewhere if Tenant or persons acting under Tenant or on behalf of Tenant caused such release, then Tenant shall, at Tenant's own expense, prepare and submit the required plans and carry out the approved plans. Tenant shall indemnify, defend and save harmless Landlord from all costs, expenses, fines, suits, procedures, claims and actions of any kind arising out of or in any way connected with any such spills or discharges of hazardous substances or wastes at the Premises or elsewhere if caused by Tenant or persons acting under Tenant or on behalf of Tenant. Tenant's obligations and liability under this Paragraph shall survive the Term of this Lease and shall continue so long as Landlord remains responsible for any spills or discharges or hazardous substances or wastes at the Premises. Tenant also agrees to cooperate with the Landlord in obtaining ISRA approval.

38.2 CONDITION PRECEDENT TO ASSIGNMENT AND SUBLEASE

38.2.1 As a condition precedent to Tenant's right to sublet the Premises or to assign this Lease, Tenant shall, at Tenant's own expense, first comply with ISRA and all other Environmental Laws, and fulfill all of Tenant's environmental obligations under this Lease pursuant to ARTICLE XXXVII which also arise upon termination of Tenant's Lease Term. If this condition shall not be satisfied, the Landlord shall have the right to withhold consent to sublet or assignment.

ARTICLE XXXIX

39.1 TENANT RELOCATION

39.1 Notwithstanding any other provisions of this Lease to the contrary, at any time and from time to time during the Term of the Lease, on at least one hundred eighty (180) days' prior notice to the Tenant, the Landlord shall have the right to move the Tenant out of the Leased Premises and into a premises having at least equal or larger useable floor space and equal or increased number of external windows on the same floor or higher located in the Building for the duration of the Term (the "Replacement Premises"). In the event the Landlord exercises this right of relocation, the Landlord shall decorate the Replacement Premises with equal or better quality of furnishings to the Premises and remove, relocate and reinstall the Tenant's furniture, trade fixtures, furnishings, signage and equipment, all at the sole cost and expense of the Landlord. When the Replacement Premises are ready, the Tenant shall surrender the Premises. Following any such relocation, this Lease Agreement shall continue in full force and effect except for the description of the Premises, which upon completion of such relocation, shall be deemed amended to describe the Replacement Premises to which the Tenant shall have been relocated in accordance with this Lease Agreement. Notwithstanding the foregoing, if the usable square footage of the Replacement Premises exceeds that of the Premises, Tenant shall be entitled to the benefit of the additional square footage without an increase in Basic Rent.

39.2 USE OF THE ROOFTOP AND SOLAR ELECTRIC PROVISIONS

Landlord shall have the right to use the roof for ancillary purposes, including but not limited to, the installation of solar panels, billboard signs or any other similar items. All revenue generated from Landlord's use of said rooftop shall belong solely to the Landlord.

ARTICLE XL

40.1 MISCELLANEOUS

40.1 ENTIRE AGREEMENT: This Lease contains the entire agreement between the parties, and any attempt hereafter made to change, modify, discharge, or effect an abandonment of it in whole or in part shall be void and ineffective unless in writing and signed by the party against whom enforcement of the change, modification, discharge, or abandonment is sought.

40.2 JURY TRIAL WAIVER: Landlord and Tenant do hereby waive trial by jury in any action, proceeding, or counterclaim brought by either of the parties hereto against the other on any matter whatsoever arising out of or in any connection with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, and/or any claim, injury or damage, or any emergency or statutory remedy.

40.3 FORCE MAJEURE: If, by reason any circumstance or condition constituting Excusable Delay, Landlord shall be unable to fulfill its obligations under this Lease or shall be unable to supply a service which Landlord is obligated to supply, this Lease and Tenant's obligation to pay Basic Rent and Additional Rent hereunder shall in no way be affected, impaired, or excused.

40.4 BROKER: Tenant represents that it has not dealt with any real estate broker in connection with this Lease, other than the Broker. Tenant indemnifies and holds Landlord harmless of and from any and all claims, liabilities, costs, or damages Landlord may incur as a result of a breach of this representation, or as a result of any claim asserted on the basis of allegations that would involve (if true) a breach of this representation.

40.5 SEPARABILITY: If any term or provision of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby and all other terms and provisions of this Lease shall be valid and enforced to the fullest extent permitted by law.

40.6 INTERPRETATION:

40.6.1 Whenever in this Lease any words of obligation or duty are used, such words or expressions shall have the same force and effect as though made in the form of covenants.

40.6.2 Words of any gender used in this Lease shall be held to include any other gender, and words in singular number shall be held to include the plural, when the sense requires.

40.6.3 All pronouns and any variations thereof shall be deemed to refer to the neuter, masculine, feminine, singular, or plural as the identity of the Tenant requires.

40.6.4 No rules of construction shall apply by reason of the identity of the draftsperson of the Lease. No remedy or election given by any provision in this Lease shall be deemed exclusive unless so indicated, but each shall, wherever possible, be cumulative with all other remedies in law or equity except as otherwise specifically provided. Each provision hereof shall be deemed both a covenant and a condition and shall run with the land.

40.6.5 If, and to the extent that, any of the provisions of any Rider or Addendum to this Lease, including Exhibit "E", conflict or are otherwise inconsistent with any of the preceding provisions of this Lease, or of the Rules and Regulations appended to this Lease, whether or not such inconsistency is expressly noted in the Rider or Addendum, the provisions of the Rider or Addendum shall prevail, and in case of inconsistency with said Rules and Regulations, shall be deemed a waiver of such Rules and Regulations with respect to Tenant to the extent of such inconsistency.

40.6.6 Tenant agrees that all of Tenant's covenants and agreements herein contained providing for the payment of money and Tenant's covenant to remove mechanics' liens shall be deemed conditions as well as covenants, and that if default be made in any such covenants, Landlord shall have all of the rights provided for herein.

40.6.7 The parties mutually agree that the headings and captions contained in this Lease are inserted for convenience of reference only, and are not to be deemed part of or to be used in construing this Lease.

40.6.8 The covenants and agreements herein contained shall, subject to the provisions of this Lease, bind and inure to the benefit of Landlord, its successors and assigns, and Tenant, its successors and assigns except as otherwise provided herein.

40.6.9 It is further understood and agreed that wherever the provisions of this Lease require that Landlord shall approve or consent, Landlord agrees not to unreasonably withhold, condition or delay such prompt approval and consent and wherever Tenant is required to do anything to the satisfaction of Landlord it shall be deemed except as set forth in ARTICLE XII and elsewhere as stated in Lease that reasonable satisfaction of Landlord will be sufficient.

40.6.9.1 This Lease has been executed and delivered in the State of New Jersey and shall be construed in accordance with the laws of the State of New Jersey, and Landlord and Tenant acknowledge that all of the applicable statutes of the State of New Jersey are superimposed on the rights, duties, and obligations of Landlord and Tenant hereunder and this Lease shall not otherwise provide that which said statutes prohibit.

40.6.9.2 Landlord has made no representations or promises with respect to the Premises or the Real Property, except as expressly contained herein. Tenant has inspected the Premises and agrees to take the same in an "as is" condition, except as otherwise expressly set forth. Landlord shall have no obligation, except as herein set forth, to do any work in and to the Premises to render them ready for occupancy and use by Tenant.

40.6.9.3 Tenant shall not record this Lease or a memorandum thereof.

40.6.9.4 Landlord and Tenant agree and acknowledge that:

(a) This Lease has been freely negotiated by Landlord and Tenant; and

(b) In the event of any ambiguity, controversy, dispute or disagreement over the interpretation, validity or enforceability of this Lease or any of its covenants, terms or conditions, no inference, presumption or conclusion

whatsoever shall be drawn against Landlord by virtue of Landlord's having drafted this Lease.

(c) This Lease shall not be binding on either party until it is executed by both the Landlord and Tenant.

40.7 FINANCIAL STATEMENTS

40.7.1 Tenant agrees at Landlord's request to file periodically, but no more than annually, with the Landlord or its mortgagee(s) copies of such financial information as is commercially reasonable in light of the request.

IN WITNESS WHEREOF, the parties hereto have executed this Lease on the date first above written.

WITNESS:	**Landlord:** **SUTMAN PRINCETON ASSOCIATES, L.P.**
______________________	______________________ **By: David Mandelbaum**
WITNESS:	**Tenant:** **ADGERO BIOPHARMACEUTICAL HOLDINGS, INC.**
______________________	______________________ **By: Frank G. Pilkiewicz** **Title: President & CEO** **EIN #:** 47-5506831

EXHIBIT A (Premises)

[INSERT DEMISED PREMISE]

SUITE#: 211

4365 ROUTE 1 SOUTH
SOUTH BRUNSWICK, NEW JERSEY
2,067 RENTABLE SQ. FT.



CONFERENCE ROOM#2
(16'-5"x 12'-7")
CONFERENCE ROOM#1
(10'-4"x 12'-7")
RECEPTION /WAITING
BREAK ROOM
(10'-3"x 12'-6")
OPEN OFFICE AREA
OFFICE#3
(13'-1"x 13'-10")
OFFICE#2
(9'-7"x 15'-0")
OFFICE#1
(9'-7"x 15'-0")



AREA INDICATED

KEY PLAN
SECOND FLOOR
SCALE : NOT TO SCALE
DATE: FEB. 28, 2011

DENOTES TENANT SPACE

FLOOR PLAN (SK-1)
SCALE: 3/32"=1'-0"

1.) ALL ROOM SIZES ARE APPROXIMATE.
2.) ALL FURNITURE AND FURNISHINGS BY TENANT.

WEISS DESIGN GROUP
629 W.MOUNT PLEASANT AVENUE, LIVINGSTON,N.J. 07039 TEL.: (973)994-9490
WWW.WEISSDESIGNGROUP.COM

EXHIBIT B (Rent Schedule)

Property: 4365 Route 1 South
South Brunswick, New Jersey

Tenant: Adgero Biopharmaceutical Holdings, Inc.
Size: 2,067 sq ft

Year	PSF	Annual Basic Rent	Monthly Basic Rent
1	$23.00	$ 47,541.00	$ 3,961.75
2	$23.50	$ 48,574.50	$ 4,047.88
3	$24.00	$ 49,608.00	$ 4,134.00

EXHIBIT C (Landlord Work)

To be performed at commencement or within a reasonable period thereafter at the sole cost of Landlord:

- ✓ Landlord will install a new glass door at the office entrance
- ✓ Landlord will install a new sidelight with blinds at the small conference room labeled as conference room #1 on the suite floor plan.
- ✓ Landlord will install a wood laminate flooring in the reception/waiting area. The Tenant has selected Como Plank Verona 802.
- ✓ Landlord will install new carpet in office area. The office carpet to be 49404 Navy Seal, the common area to be 49515 Grindstone and the conference room to be Grindstone with Navy Seal border.
- ✓ Landlord will repaint all walls in office (including moldings and baseboard). The walls will be Icy SW 6534, the trim will be Aura White SW6532 and the accent walls will be Luxe Blue SW6537
- ✓ Landlord will remove all partitions
- ✓ Landlord will replace window treatments where needed
- ✓ Landlord will replace ceiling tiles where needed
- ✓ Landlord will install coat hooks on the back of the office doors
- ✓ Landlord will add a 5' high wall between the column and existing wall at the reception area with a 12" frosted glass panel on the top of the endcap.
- ✓ Landlord to strip/wax the kitchen floor.
- ✓ Landlord will perform the electrical work as detailed in Exhibit C1.

The Landlord agrees to complete Landlord's Work in a timely and workmanlike manner, with licensed contractors in the State of New Jersey.

VISION ELECTRICAL CONTRACTORS

PROPOSAL

10/28/2016

6-B MAIN STREET | MADISON, NJ 07940 | PHONE: (973) 822-2929 | FAX: (973) 822-0630 | LICENSE & PERMIT 10295

Quote Number: Q-063477
Contact: Faris, Paul
Fax: 973-299-4810

Job Location: 4365 Route 1 S
Date: 10/28/2016
Tenant: 2nd floor

Description: Supply labor and material for the following:

- (27) Remove/replace fixtures with Indy S2X4BL-3940U-WH3 LED 2x4 fixtures. $6,665.00
- (4) Recessed hi-hats in conference room wired to dimmer. $1,740.00
- (1) Single pole dimmer switch. $280.00
- (1) Flush floor box with 120v duplex receptacle and (2) CAT 5e lan lines in conference room. $2,140.00
- (1) Combo TV outlet/data wall box. $295.00

All work to be done on normal working hours.
Permit fees (if required) are not included.

Amount Quoted:	$11,120.00
NJ Sales Tax:	$778.40
Grand Total:	**$11,898.40**

Price valid for 30 days.

Authorization to proceed with the work as specified above.

Date of Acceptance: ____________________ Signature: ______________________________

EXHIBIT D (Renewal Option)

Provided that no default has occurred, Tenant shall have one (1) option to extend the Term of its Lease of the Premises, from the date upon which this Lease would otherwise expire, for a period of three (3) years (the "Extended Period") upon the following terms and conditions:

If Tenant elects to exercise said option, it shall do so by giving notice of such election to Landlord on or before the date which is nine (9) months before the Termination Date. Tenant agrees that it shall have forever waived its right to exercise any such option if it shall fail for any reason whatsoever to give such notice to Landlord by the time provided herein for giving of the such notice, whether such failure is inadvertent or intentional, time being of the essence as to the exercise of such option.

If Tenant elects to exercise said option, the Term shall be automatically extended for the Extended Period without execution of an extension or renewal lease. However, within ten (10) days after request of either party following the effective exercise of such option, Landlord and tenant shall execute, acknowledge and deliver to each other duplicate originals of an instrument confirming that such option was effectively exercised.

The Extended Period shall be upon the same terms and conditions as are in effect immediately preceding the commencement of any such Extended Period; provided, however, that Tenant shall have no further right or option to extend the Term for any period of time beyond the expiration of the Extended Period and provided further, that in the Extended Period the Basic Rent shall increase by fifty ($.50) cents per square foot per annum.

Any Termination, expiration, cancellation or surrender of this Lease shall terminate any right or option for the Extended Period not yet exercised

The option provided herein to extend the term of the Lease may not be severed from the lease or separately sold, assigned or otherwise transferred.

In addition to the foregoing, and provided that no Default has occurred, Tenant is granted the one-time right (the "Expansion Right") to lease contiguous office space (hereinafter, the "Contiguous Space") subject to the following terms and conditions:

The Expansion Right may be exercised, if at all, as of such time that any of the Contiguous Space shall hereafter become available.

Tenant shall only have the right to exercise the Expansion Right during the Initial Term or the first year of the Extended Period and is conditioned on Tenant also exercising its option to extend the Term in accordance with this **Exhibit D.**

If and when the Contiguous Space becomes available, the Landlord shall first give notice to the Tenant (the "Availability Notice") which shall also specify the approximate date on which the Contiguous Space is expected to be available (the "Date of Availability"). The Basic Rent for the Contiguous Space shall be at the same per square foot rental rent as the current space Tenant is leasing. Landlord shall connect the Contiguous Space to the Premises and ensure that the carpet and paint match.

Unless Tenant shall accept Landlord's offer as contained in the availability Notice, in writing (the "Expansion Notice"), received by Landlord within five (5) days after Tenant's receipt of the Availability Notice, Tenant shall have no further rights with respect to Contiguous Space.

The terms and conditions of Tenant's rental of the Contiguous Space shall be the terms and conditions of this Lease except as to Basic Rent as set forth above. In the event Tenant shall exercise the Expansion Right, the termination date of Tenant's rental of the Contiguous Space shall coincide with the Termination Date of the term for the Premises, or for any extended term in effect.

The Expansion Right shall be exercisable with respect to the contiguous office suite configured at whatever size that Landlord may, at such time elect, in the exercise of Landlord's business judgment in the best interest of the sound operation of the Building.

Once this election to accept Contiguous Space has been exercised, the Contiguous Space shall be deemed a part of the Premises for all other purposes and subject to all other terms and conditions of this Lease, including readjustment of "Tenant's Proportionate Share".

EXHIBIT E – (Lease Addendum)

THIS LEASE ADDENDUM amends, modifies and supplements that certain Lease Agreement (together with all addenda and exhibits attached thereto, collectively, the "Lease") dated the later of September , 2016 or the execution of the Lease by both parties between SUTMAN PRINCETON ASSOCIATES, L.P. as Landlord (herein so called regardless of how designated in the Lease) and ADGERO BIOPHARMACEUTICAL HOLDINGS, INC. as Tenant (herein so called regardless of how designated in the Lease).

1. Governing Agreement. In the event of a conflict or inconsistency between the Lease (including any other Addenda or Exhibits thereto) and this Addendum, the terms of this Addendum shall govern.

2. Defined Terms. Capitalized terms used in this Addendum and not otherwise defined shall have the meaning given such terms in the Lease.

3. Leased Premises; Size. Tenant may if it so elects, once during the term of the Lease and at Tenant's cost, have the Premises measured by a duly licensed architect of their choosing utilizing then current BOMA standards for measurement ("Tenant's Measurement"). The results of that measurement shall thereafter be utilized for all purposes under the Lease regardless of the outcome either in favor of the Tenant (rentable space is smaller) or in favor of Landlord (rentable space being larger). After the results, the rent shall be adjusted accordingly and prospectively effective the first day of the next preceding month.

4. Landlord's Representations. Landlord represents and warrants to the best of their knowledge, information and belief to Tenant that: (i) the building improvements in which the Premises are located (the "Building") and the Premises as delivered to Tenant have been constructed in a good and workmanlike manner free from any defect or fault whether in design, structure or otherwise; (ii) neither the Building nor the Premises have been constructed with materials known to be a potential health hazard to users or occupants; (ii) the Building and the Premises shall be delivered to Tenant will all the work performed in accordance with all applicable laws including without limitation the American's with Disabilities Act and any similar state law; (iii) there are no known hazardous environmental conditions impacting the Building and Premises; and (iv) upon the execution of the Lease, the Building is not for sale and there is not sale contemplated by Landlord.

5. Tenant's Proportionate Share. Tenant's share of real estate taxes, utilities (to the extent not separately metered) and Common Area expenses shall be a fraction, the numerator of which shall be the rentable square footage of the Premises and the denominator of which shall be the aggregate rentable square footage of rentable space within the Building (regardless of whether actually leased or occupied) as of the date of the Lease. As of the date of the Lease the denominator is 63,014, in no event shall the denominator be less than 62,864 rentable square feet during the Term or any Extended Period.

6. Operating Expenses. In no event shall Tenant's share of operating expenses exceed Tenant's Proportionate Share of Landlord's actual operating expenses. In no event shall operating expenses include any of the items listed on Exhibit E-1 to this Addendum. Such payment is intended to reimburse Landlord only for actual costs and expenses incurred by Landlord. Tenant shall not be liable for any Common Area expenses resulting from an expansion of the Common Area.

7. Interruption of Utilities. In the event utilities are interrupted to the Premises for any reason, other than an act or omission of Tenant, for more than 30 consecutive days, then Tenant shall have the option to terminate this Lease upon written notice to Landlord unless the utility service is restored prior to the termination.

8. Operations. Tenant shall have no obligation to operate its business within the Premises and cessation of use or abandonment shall not, so long as Tenant in not otherwise in default, be a default by Tenant under the Lease.

9. Maintenance. Throughout the lease term and any extensions, Landlord shall maintain the Building and the Common Areas consistent with the maintenance of similar office buildings in Middlesex County, New Jersey.

10. Default. Notwithstanding any provision of the Lease to the contrary in the case of Tenant's failure to perform any non-monetary obligation or covenant, no default shall exist unless and until Landlord has provided Tenant with written notice of the alleged default and provided Tenant with a period of 30 days to cure such default, provided that if such default cannot be cure within 30 days, then no default shall exist so long as Tenant commences curative action within such 30 day period and diligently pursues such curative action to completion. In no event shall Tenant's cessation of operations, vacating the Premises or

abandonment of the Premises constitute a default under this Lease provided Tenant continues to pay rent. Landlord shall have a duty to use commercially reasonable methods to mitigate its damages in the event of a default by Tenant.

11. Alteration of Common Area. Landlord may not permanently alter or modify the Common Area in a manner than materially alters the visibility, access or parking for the Premises.

12. Tenant's Right to Audit. The Landlord shall, at the Tenant's request, make available to the Tenant for inspection, the Landlord's Statement. The Tenant may exercise its right to review the records:

A. Provided the Tenant is not in default under this Lease and provided further that the Tenant strictly complies with the provisions of this paragraph, the Tenant shall have the right to reasonably review supporting data for any portion or all of the Landlord's Statement.

B. In order for the Tenant to exercise its right under this paragraph, it shall, within three (3) months from receiving Landlord's Statement (except in the case of fraud or willful misrepresentation) deliver a written notice to the Landlord specifying the specific portion(s) of the Landlord's Statement that Tenant has elected to review. The review may be conducted by Tenant's employee or a reputable certified public accountant ("CPA") with experience in such reviews, provided such CPA is not retained on a contingency or performance-based basis.

C. In no event shall the Tenant be entitled to withhold, deduct, or offset any monetary obligation including, without limitation, the Tenant's obligation to pay Rent and Additional Rent pending the completion of, and regardless of, the results of any review of records.

D. The right of the Tenant under this paragraph may only be exercised once for any calendar year and if the Tenant fails to meet any of the conditions listed herein as a prerequisite to the exercise of such right, the right of the Tenant under this paragraph for a particular calendar year shall be deemed waived.

E. The parties agree that any review of the Landlord's records or Landlord's Statement shall be governed by the following procedures: (i) The Tenant agrees that any review of records shall occur at the location where the books and records are maintained; (ii) Any review shall be at the sole expense of the Tenant except as otherwise provided herein and shall be conducted by Tenant's employee or an independent CPA provided neither is retained on a contingency or performance-based basis; (iii) The Tenant acknowledges and agrees that any records constitute confidential information of the Landlord, which shall not be disclosed except as otherwise provided in this paragraph to anyone other than the accountants performing the review, the principals, managers or other employees of the Tenant who receive the Tenant's results of the review and attorneys or other professionals engaged by Tenant who agree to maintain such confidentiality; (iv) The disclosure of such information to any other person, whether or not caused by the conduct of the Tenant, shall constitute a material breach of this Lease.

F. Finding of Error. (i) Any errors disclosed by the review of records shall be promptly corrected, provided that the Landlord shall have the right to cause another review of the records to be made by its Certified Public Accountants. In the event of a disagreement between the parties, the parties will negotiate in good faith to resolve the dispute. To the extent Landlord and Tenant are unable to resolve the dispute, it shall be submitted to binding arbitration in accordance with the rules of the American Arbitration Association, with each party of bear its own costs and one-half of the arbitrator's costs; (ii) In the event that the results of the review of records, taking into account if applicable the results of any additional review caused by the Landlord reveal that the Tenant has overpaid its obligation, the amount of such overpayment shall be credited against the Tenant's subsequent installments of Rent or Additional Rent, or if the term of the Lease has ended, shall be paid to Tenant within ten (10) business days; (iii) In the event that such results show that the Tenant has underpaid its obligations for a preceding period, the amount of such underpayment shall be paid by the Tenant with the next succeeding installment obligation or ten (10) business days, whichever is later; (iv) If after resolution of all disputes, it is determined that Tenant's proportionate share of the total cost on the Landlord's Statement exceeds the correct amount by more than five percent (5%) of the amount shown on the Landlord's Statement, Landlord shall pay all of Tenant's reasonable actual costs and expenses, including reasonable attorney's fees relating to the audit. If the total cost on Landlord's Statement does not exceed five percent (5%), then Tenant shall reimburse Landlord for all of Landlord's reasonable actual costs and expenses, including reasonable attorney's fees relating to the audit.

13. Rules and Regulations. All rules and regulations promulgated by Landlord shall be uniformly enforced in a non-discriminatory manner. No amendment or new rule shall be binding on Tenant until Tenant has received 30 days written notice of such change or new rule. No rule or regulation shall alter, amend or modify the express terms of this Lease.

14. Estoppel Certificates. Tenant shall have no less than 30 days in which to respond to any request for an estoppel certificate from Landlord.

15. Late Fees. No late fee or other charge shall be imposed on Tenant unless and until a rent payment or other sum is more than 10 days delinquent.

16. Holdover Rent. In no event shall the holdover rent charged to Tenant exceed 150% of the base rent due in the last month before termination of the Lease.

17. Subordination and Non-Disturbance. At all times, this Lease shall be subject to and subordinate and inferior to: (i) the lien of any mortgage, deed of trust or other method of financing or refinancing now or hereafter existing against all or a part of the building, (ii) any existing or future lease by which Landlord leases the entire building (in which instance this Lease shall become a sublease), and (iii) all renewals, modifications, replacements consolidations and extensions of any of the foregoing, provided that Tenant receives adequate assurance of non-disturbance and any such mortgagee, security holder or lessor enters into a commercially reasonable non-disturbance agreement with Tenant (each a "SNDA") under the terms of which such mortgagee, security holder or lessor and does not require the modification of any material term of this Lease.

18. Waiver of Subrogation. LANDLORD AND TENANT, FOR THEMSELVES AND THEIR RESPECTIVE SUCCESSORS EACH HEREBY WAIVE ANY AND ALL RIGHTS OF SUBROGATION, RECOVERY, CLAIM, OR ACTION AGAINST THE OTHER OR THEIR RESPECTIVE AFFILIATES FOR ANY LOSS OR DAMAGE THAT MAY OCCUR TO THE LEASED PREMISES IN WHICH THEY ARE LOCATED INCLUDING CLAIMS ARISING OUT OF THE NEGLIGENCE OF THE OTHER PARTY OR ITS AFFILIATES. NO INSURER OF LANDLORD OR TENANT, AS THE CASE MAY BE, SHALL HOLD ANY RIGHT OF SUBROGATION AGAINST THE OTHER ON ACCOUNT OF ANY SUCH LOSS OR DAMAGE.

19. Use. The parties hereto agree the Premises (a) do not exceed that which is commercially reasonable and necessary for the legitimate business purposes of this Lease; (b) will be used exclusively by Tenant on a full-time basis during the Term only for the permitted use; and (c) represent all of the premises leased between the parties during the Term.

20. Representations and Warranties. All representations of Landlord and Tenant made hereunder are to the best of such party's knowledge, information and belief.

21. Additional Rent. Intentionally Deleted.

22. Consent. Where required in the Lease, the consent of Landlord shall not be unreasonably withheld, conditioned or delayed.

EXHIBIT E-1(Exclusions from Operating Expenses)

The following items to be excluded from operating costs:

(a) ground lease rent;
(b) capital expenses for improvements and/or equipment, unless the costs for any/all of which are amortized over its useful life in accordance with GAAP;
(c) costs for which Landlord is reimbursed by its insurance carrier or any tenant's insurance carrier (but not excluding any reasonable deductibles not to exceed $5,000.00);
(d) costs incurred with respect to the installation of improvements for the exclusive use of any tenant or other occupant in the building, or costs otherwise incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the building (including, without limitation, permit, license and inspection costs);
(e) depreciation and amortization;
(f) marketing costs (including attorneys' fees, space planners' fees, real estate brokers' commissions, marketing and advertising expenses) incurred in connection with negotiation and preparation of letters, deal memos, letters of intent, leases, subleases, assignments or other transactions with present or prospective tenants or other occupants of the building;
(g) expenses in connection with services or other benefits which are not provided to Tenant or for which Tenant is charged directly, but which are provided to another tenant or occupant of the building without direct charge;
(h) costs or expenses resulting from the violation of this Lease by Landlord, or the violation of other tenants of the provisions of their leases (excepting, however, the cost of any reasonable insurance deductible permitted by this Lease, if such violation results in an insured loss);
(i) overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for goods or services in the building to the extent same exceeds the costs of such services rendered by unaffiliated third parties on a competitive basis;
(j) interest, principal, points and fees on debts, or amortization on any mortgage (first or otherwise) or other debt instrument encumbering the building or the real property on which it is situated;
(k) compensation paid to clerks, attendants or other persons in commercial concessions in the building operated by Landlord;
(1) advertising and promotional expenditures (including, without limitation, the costs of signs in or on the building which identify Landlord or another tenant);
(m)tax penalties incurred as a result of Landlord's negligence, inability or unwillingness to make payments and/or file any income tax or informational returns when due;
(n) costs for which Landlord is reimbursed pursuant to any warranty or rebate;
(o) costs arising from the negligence or fault of: other tenants; Landlord or Landlord's agents; or, any vendors, contractors or providers of materials or services selected, hired or engaged by Landlord or Landlord's agents (including, without limitation, the selection of building materials);
(p) Landlord's charitable or political contributions;
(q) costs of repairing or correcting defects, latent or otherwise, in the initial design or construction of the building including items warranted by Landlord or costs of correcting defects, latent or otherwise, warranted by contractors or other vendors;
(r) costs to acquire any sculpture, painting or other object of art except for reasonable costs incurred for relatively inexpensive decorative art for the common areas (such as framed posters or prints as opposed to original/limited edition investment-type art);
(s) costs arising from claims, disputes or potential disputes in connection with potential or actual claims, litigation or arbitration pertaining to either Landlord, the building or the land on which it is situated or any condominium association (including, without limitation, attorneys' fees, settlements, judgments or payments in lieu thereof);
(t) costs associated with the operation of the business of the ownership or entity which constitutes Landlord or of which Landlord is a subsidiary, parent or partner, as distinguished from the costs of building operations, including but not limited to partnership accounting and legal matters; costs of defending any lawsuits with any mortgagee, except as the actions of Tenant may be in issue; costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord's interest in the building; costs of any disputes with employees not engaged in building operations; disputes of Landlord with building management; or outside fees paid in connection with disputes with other tenants;
(u) Any reserves, other than reserves for capital expenditures expressly provided under the Master Deed and Bylaws;
(v) costs and expenses of electrical consumption of other tenants in the building (excepting Common Areas);
(w)sums paid to any affiliate of Landlord for any goods or services to the extent that such sums exceed the reasonable and customary charge for such goods or services from third parties unaffiliated with Landlord; and,

(y)wages and costs of personnel that furnish services to the building and other properties owned by Landlord or its affiliates, unless such wages and costs are equitably apportioned between the building and such other properties;

BUILDING MAINTENANCE SPECIFICATION

A. GENERAL (Five Nights Per Week)

1. All ceramic tile and other unwaxed flooring to be swept nightly and washed weekly.
2. All composition tile to be swept. In sweeping, all furniture to be moved when necessary to reach inaccessible areas.
3. All carpeting, rugs and upholstered furniture to be vacuumed.
4. All furniture, fixtures, pictures, ledges, chair rails and other furniture and window sills to be hand-dusted and cleaned. All window sills to be washed when necessary.
5. All ash trays to be emptied and damp-wiped clean.
6. All waste receptacles to be emptied and refuse removed to a designated area of the Building.
7. Interiors of all waste disposal cans and baskets will be kept clean by inserting a plastic liner in each. Wash disposal units and replace liners upon request.
8. All water coolers to be washed.
9. All door louvers and other ventilating louvers within reach to be hand-dusted.
10. All telephones to be hand-dusted.
11. All bright work to be wiped clean and polished.
12. All fingerprints and smudges to be removed from painted vertical surfaces whenever and wherever practicable.
13. All stairways to be swept and dusted nightly and mopped or scrubbed weekly.
14. The elevators to be swept, dusted, washed nightly and waxed as necessary.

B. LAVATORIES (Five Nights Per Week)

1. All lavatory rooms to be swept and washed nightly with Phenolic or Quaternary disinfectant and power machine scrubbed monthly.
2. All mirrors, shelves, bright work and enameled surfaces in lavatories to be washed and polished.
3. All basins, bowls and urinals to be sour-washed with a Phenolic or Quaternary disinfectant.
4. All toilet seats to be sour-washed and disinfected.
5. All partitions, tile walls, dispensers and receptacles to be hand-dusted and washed when necessary.
6. Landlord to furnish paper towels, toilet tissue, hand soap and sanitary napkins. Units should be checked and replenished daily.
7. All paper towel receptacles to be emptied.
8. All sanitary napkin disposal receptacles to be emptied.
9. All wash tile and stall surfaces to be washed and polished as often as necessary.

C. HIGH DUSTING

1. All pictures, frames, charts, graphs and similar wall hangings not reached in daily cleaning to be dusted at least twice per month.

2. All vertical surfaces such as walls, partitions, doors, bucks and other surfaces not reached in daily cleaning to be dusted at least twice per month.

3. All pipes, ventilating and air conditional louvers, ducts, high moldings and other high areas not reached in daily cleaning to be dusted at least once per month.

D. LOBBY

1. Floors of entrance lobby to be swept and washed as necessary.

2. Lobby wall surfaces to be hand-dusted as often as necessary.

E. VINYL COMPOSITE TILE

1. Waxed twice (2) yearly.

RULES AND REGULATIONS

1. Tenant shall not obstruct or permit its employees, agents, servants, invitees or licensees to obstruct, in any way, the sidewalks, entry passages, corridors, halls, stairways or elevators of the Building, or use the same in any way other than as a means of passage to and from the offices of Tenant; bring in, store, test or use any materials in the building which could cause a fire or an explosion or produce any fumes or vapor, make or permit any improper noises in the Building; smoke in any elevator, throw substances of any kind out of windows or doors, or down the passages of the Building, or in the halls or passageways; sit on or place anything upon the window sills; or clean the windows.

2. Water closets and urinals shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, ashes, acids, newspaper or any other substances of any kind shall be thrown into them. Waste of electricity or water is prohibited. All damages resulting from any misuse of the fixtures shall be borne by the tenant.

3. The windows, doors, partitions and lights into the halls or other places of the Building shall not be obstructed. NO SIGNS, ADVERTISEMENTS OR NOTICES SHALL BE INSCRIBED, PAINTED, AFFIXED OR DISPLAYED IN, ON, UPON OR BEHIND ANY WINDOWS, except as may be required by law or agreed upon by the parties; and no sign, advertisement or notice shall be inscribed, painted or affixed on any doors, partitions or other part of the inside of the Building, without the prior written consent of Landlord, and except as provided in Article 4 of the Lease. If such consent be given by Landlord, any such sign, advertisement or notice shall be inscribed, painted or affixed by Landlord, or a company approved by, landlord but the cost of the same shall be charged to and be paid by Tenant, and Tenant agrees to pay the same promptly, on demand.

4. No contract of any kind with any supplier of towels, ice making machine, toilet articles, waxing, rug shampooing, venetian blind washing, furniture polishing, lamp servicing, cleaning of electrical fixtures, removal of waste paper, rubbish or garbage or other like service shall be entered into by Tenant, nor shall any vending machine of any kind (except soda and candy) be installed in the Building, without the prior written consent of Landlord.

5. When electric wiring of any kind is introduced, it must be connected as directed by Landlord, and no stringing or cutting of wires will be allowed, except with the prior written consent of Landlord, and shall be done only by contractors reasonably approved by Landlord. No tenant shall lay floor covering so that the same shall be in direct contact with the floor of the Premises: and if floor covering is desired to be used, an interlining of builder's deadening felt shall be first affixed to the floor by a paste of other material, the use of cement or other similar adhesive material being expressly prohibited. No tenant shall mark, paint, drill into or in any way deface any part of the Building and no boring, cutting or stringing of wires shall be permitted except with the prior written consent of the Landlord.

6. Landlord shall have the right to prescribe the weight, size and position of all safes and other bulky or heavy equipment and all freight brought into the Building by any Tenant; and the time of moving the same in and out of the Building; other than computer hardware and related equipment and other merchandise which Tenant receives on in every-day basis in the normal course of its operations. All such moving shall be done under the supervision of Landlord. Landlord will not be responsible for loss of or damage to any such equipment or freight from any cause; but all damage done to the Building by moving or maintaining any such equipment or freight shall be repaired at the expense of the Tenant. Landlord reserves the right to inspect all freight to be brought into the Building other than in Tenant's normal course of operation and to exclude from the Building all freight which violates any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part. If Tenant wishes to place any safes or vaults in the Premises, it may do so at its own expense, and Landlord reserves the right to prescribe their weight and position. Notwithstanding the foregoing, the Tenant shall be permitted to place fireproof cabinets in the Premises for document storage.

7. No heavy machinery of any kind or articles of unusual weight or size will be allowed in the Building, without the prior written consent of Landlord. Business machines and mechanical equipment shall be placed and maintained by Tenant, at Tenant's expense, in a setting sufficient, in Landlord's reasonable judgment, to absorb and prevent vibration, noise and annoyance to other tenants.

8. No additional lock or locks shall be placed by Tenant on any door in the Building, without the prior written consent of Landlord, except for doors within the interior of the Premises, and for the purposes of securing the contents located within a certain Inventory Room; subject, at all times, to Landlord having the master key to all locked rooms. The cleaning personnel shall not have keys to the Inventory Room. Five keys will initially be furnished to Tenant by Landlord; two additional keys will be

supplied to Tenant by Landlord, upon request, without charge; any additional keys requested by Tenant shall be paid for by Tenant at the actual cost thereof. Tenant, its agents and employees, shall not have any duplicate key made and shall not change any lock other than the Meter Room. All keys to doors and washrooms shall be returned to Landlord on or before the Termination Date; and in the event of a loss of any keys furnished, Tenant shall pay Landlord the cost thereof. Tenant agrees that all keys furnished shall be imprinted "do not duplicate".

9. Tenant shall not employ any person or persons for the purpose of cleaning the Premises, without the prior written consent of Landlord. Landlord shall not be responsible to tenant for any loss of property from the Premises however occurring, or for any damage done to the effects of Tenant by such janitors or any of its employees, or by any other person or any other cause, except the negligence or willful misconduct of Landlord, its agents, servants, employees and vendors.

10. No bicycles, vehicles or animals of any kind shall be brought into or kept in or about the Premises.

11. The requirements of Tenant will be attended to only upon application (in person or by telephone) at the office of Landlord. Employees of Landlord shall not perform work for Tenant or do anything outside of their regular duties, unless under special instructions from Landlord.

12. The Premises shall not be used for lodging or sleeping purposes, and cooking therein prohibited except a toaster, toaster oven, coffee machine and a microwave oven.

13. Tenant shall not conduct, or permit any other person to conduct, any auction upon the Premises: permit the premises to be used for gambling; make any unusual noises in the Building; permit to be played any musical instrument in the Premises; permit to be played any radio, television, recorded or wired music in such a loud manner as to disturb or annoy other tenants; or permit any unusual odors to be produced upon the Premises. Tenant shall have the right to install and use television sets and VCR's for training purposes.

14. Between 6:00 p.m. and 8:00 a.m. on weekdays, before 8:00 a.m. and after 1:00 p.m. on Saturdays, and all day Sunday and Building Holidays, the building is closed, but access is available to the Building 24 hours per day, 7 days per week.

15. No awnings or other projections shall be attached to the outside walls of the Building. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises, without the prior written consent of Landlord. Such curtains, blinds and shades (which shall be considered as a part of Tenant's Work Allowance) must be a quality, type, design, and color, and attached in a manner reasonably approved by Landlord.

16. Canvassing, soliciting and peddling in the Building by non-Building tenants are prohibited, and Tenant shall cooperate to prevent the same.

17. There shall not be used in the Premises or in the Building either by Tenant or by others in the delivery or receipt of merchandise, supplies or equipment, any hand trucks except those equipment with rubber tires and side guards. No hand trucks will be allowed in passenger elevators.

18. Each Tenant, before closing and leaving the Premises, shall ensure that all windows are closed and all entrance doors locked.

19. Landlord hereby reserves to itself any and all rights not granted to Tenant hereunder, including, but not limited to, the following rights which are reserved to Landlord for its purposes in operating the Building: (a) the exclusive right to the use of the name of the Building for all purposes, (subject to the provisions of Article 4) except that Tenant may use the name as its business address and for no other purpose; (b) subject to Article 4, the right to change the name or address of the Building, with reasonable notice to Tenant without incurring any liability to Tenant for so doing; (c) subject to Article 4, the right to install and maintain a sign or signs on the exterior of the Building; (d) the exclusive right to use or dispose of the use of the roof of the Building; (e) the right to limit the space on the directory of the Building to be allotted to Tenant; (f) the right to grant to anyone the right to conduct any particular business or undertaking in the Building (other than a business involving the sale of computer hardware and software and related equipment and/or the conducting of computer hardware and/or software training courses for third parties in a classroom) provided that such does not restrict, encumber or impair access to the Premises nor degrade the image of the Building as a first class office building.

20. Except as otherwise provided in the Lease, Tenant shall have the non-exclusive right to use in common with Landlord and other tenants of the Building and their employees and invitees the

parking area provided by Landlord for the parking of passenger automobiles, other than parking spaces specifically allocated to others by Landlord. Landlord may issue parking permits, install a gate system, and impose any other system as Landlord deems necessary for the use of the parking area. Tenant agrees that it and its employees and invitees shall not park their automobiles in parking spaces allocated to others by Landlord and shall comply with such rules and regulations for use of the parking area as Landlord may from time to time prescribe. Landlord shall not be responsible for any damage to or theft of any vehicle in the parking area and shall not be required to keep parking spaces clear of unauthorized vehicles or to otherwise supervise the use of the parking area. Landlord reserves the right to change any existing or future parking area, roads or driveways, and may make any temporary repairs or alterations it deems necessary to the parking area, roads and driveways and to temporarily revoke or modify the parking rights granted to Tenant hereunder provided that none of the foregoing shall unreasonable impair, restrict or encumber Tenant's access to or use of the Premises.

21. Tenant shall not use the Premises or permit the Premises to be used for the sale of food or beverages to the general public.

22. All removals from the Building, or the moving or carrying in or out of the Building of any safes, freight, furniture, packages, boxes, crates or any other object or matter of any description must take place during such hours and using such elevators as Landlord or its agent may determine from time to time. All deliveries of any nature whatsoever to the Building must be made only through Building entrances specified by Landlord for such deliveries. Landlord reserves the right to inspect all objects and matter to be brought into the Building and to exclude from the Building all objects and matter which violate any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part. Landlord may require any person leaving the Building with any package or other object or matter, to submit a pass, listing such package or object or matter from the tenant from whose premises the package or other object or matter is being removed, but the establishment and enforcement of such requirement shall not impose any responsibility on the Landlord for the protection of any tenant against the removal of property from the premises of such tenant. Landlord shall, in no way, be liable to Tenant for damages or loss arising from the admission, exclusion or ejection of any person to or from the Premises or the Building under the provisions of this Rule.

23. Landlord reserves the right to rescind, alter or waive any rule or regulation at any time prescribed for the Building when, in its judgment, it deems it necessary or desirable for the reputation, safety, care or appearance of the Building, or the preservation of good order therein, or the operation or maintenance of the Building or the equipment thereof, or the comfort of tenants or others in the Building. No rescission, alteration or waiver of any rule or regulation in favor of one tenant shall operate as a rescission, alteration or waiver in favor of any other tenant.